As filed with the Securities and Exchange Commission on April 19, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


New York Community Bancorp, Inc.                 Delaware                   06-1377322
New York Community Capital Trust I               Delaware                   Applied for
New York Community Capital Trust II              Delaware                   Applied for
New York Community Capital Trust III             Delaware                   Applied for
New York Community Capital Trust IV              Delaware                   Applied for
New York Community Capital Trust V               Delaware                   Applied for
    (Exact name of registrants as      (State or other jurisdiction of   (I.R.S. Employer
       specified in its charter)       incorporation or organization)    Identification No.)

                                   ----------

                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                   ----------

                               Joseph R. Ficalora
                      President and Chief Executive Officer
                        New York Community Bancorp, Inc.
                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100
    (Name, address, including zip code, and telephone numbers, including area code, of agent for service)

                                   ----------

                                   Copies to:
                               Douglas P. Faucette
                          Victor L. Caragelosi, Esquire
                          Muldoon Murphy & Faucette LLP
                           5101 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                                 (202) 362-0840

                                   ----------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment Filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                   ----------

                         CALCULATION OF REGISTRATION FEE
                                 (See next page)

                                   ----------

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                         Proposed maximum    Proposed maximum      Amount of
                 Title of each class                     Amount to be     offering price    aggregate offering   registration
           of securities to be registered                 registered        per unit(1)           price(2)             fee
=============================================================================================================================
Debt Securities of New York Community Bancorp,
   Inc.(3) .........................................         (5)               (5)                  (5)               (6)
Common Stock, including attached preferred share
   purchase rights(4) ..............................         (5)               (5)                  (5)               (6)
Preferred Securities of New York Community
   Capital Trust I(6) ..............................         (5)               (5)                  (5)               (6)
Preferred Securities of New York Community
   Capital Trust II(6) .............................         (5)               (5)                  (5)               (6)
Preferred Securities of New York Community
   Capital Trust III(6) ............................         (5)               (5)                  (5)               (6)
Preferred Securities of New York Community
   Capital Trust IV(6) .............................         (5)               (5)                  (5)               (6)
Preferred Securities of New York Community
   Capital Trust V(6) ..............................         (5)
Guarantees by New York Community Bancorp, Inc. of
   the above-referenced preferred securities(7) ....         (5)               (5)                  (5)               (6)
Junior Subordinated Debentures of New York
   Community Bancorp, Inc.(7) ......................         (5)               (5)                  (5)               (6)
Units(8) ...........................................         (5)               (5)                  (5)               (6)
Warrants to purchase Common Stock of New York
   Community Bancorp, Inc.(9) ......................         (5)               (5)                  (5)               (6)
Common Stock reserved for issuance upon exercise
   of Warrants to purchase Common Stock(10) ........         (5)               (5)                  (5)               (6)
Total ..............................................   $400,000,000(11)        100%          $400,000,000(11)       $36,800

(1) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.
(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3) Subject to note (11) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by New York Community Bancorp, Inc. ("NYCB").
(4) Subject to Note 11 below, there is being registered hereunder an indeterminate number of shares of NYCB Common Stock, par value $0.01, as from time to time may be issued at indeterminate prices. Each share of Common Stock includes a right to purchase shares of NYCB participating preferred stock, referenced to as the "rights." Prior to the occurrence of certain events, none of which have occurred as of the date hereof, the rights will not be exercisable or evidenced separately from the Common Stock.
(5)  Not applicable pursuant to General Instructions II.D. of Form S-3.
(6) Subject to note (11) below, there is being registered hereunder an indeterminate number of Preferred Securities of New York Community Capital Trust I, New York Community Capital Trust II, New York Community Capital Trust III, New York Community Capital Trust IV and New York Community Capital Trust V (collectively, the "Trusts") and an indeterminate principal amount of Junior Subordinated Debentures of NYCB. A like principal amount of Junior Subordinated Debentures may be issued and sold by NYCB to any of the Trusts, in which event such Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Preferred Securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.
(7) Includes the rights of holders of the Preferred Securities under the Guarantees and certain back-up undertakings, comprised of the obligations of NYCB under the Declaration of Trust of each Trust as borrower under the Junior Subordinated Debentures, to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of NYCB as set forth in the Declaration of Trust of each Trust and the Subordinated Indenture, in each case as amended from time to time and as further described in the Registration Statement. The Guarantees, when taken together with NYCB's obligations under the Junior Subordinated Debentures, the related Indenture and the Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by NYCB of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.
(8) The Units consist of one preferred security of New York Community Capital Trust V and a Warrant to purchase NYCB Common Stock.
(9) Subject to Note 11 below, there is being registered hereunder an indeterminate number of Warrants as from time to time may be issued by NYCB at indeterminate prices such warrants may be issued together with Preferred Securities of the Trusts as described in Note 8 above.
(10) The Common Stock being registered consists of shares of underlying Warrants. In accordance with Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares as may become issuable upon the exercise of such Warrants to prevent dilution from stock splits or stock dividends or similar transactions.
(11) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. If Debt Securities are issued at original issue discount, NYCB may issue such higher principal amount as may be sold for an initial public offering price of up to $400,000,000 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                                   ----------

                                EXPLANATORY NOTE

     This registration statement contains three forms of prospectus: (a) one to be used in connection with the offering and sale of debt securities and common stock, (b) one to be used in connection with the offering and sale of preferred securities issued by Delaware statutory business trusts, the common securities of which are owned by NYCB and (c) one to be used in connection with the offering and sale of Units which are comprised of preferred securities and warrants to purchase common stock.

********************************************************************************

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

********************************************************************************

                   SUBJECT TO COMPLETION, DATED APRIL 19, 2002

PROSPECTUS

                        New York Community Bancorp, Inc.

                                 Debt Securities
                                  Common Stock

          We may offer and sell from time to time, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness, and shares of our common stock. This prospectus provides you with a general description of the debt securities and the common stock we may offer. Each time we offer debt securities and/or common stock, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of our debt securities and our common stock, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the debt securities and common stock that we are offering.

          These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

          This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

                                   ----------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                      The date of this prospectus is          ,2002
                                                      -------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

          We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

          . this prospectus, which provides general information, some of which may not apply to your securities;

          . the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

          . if necessary, a pricing supplement, which describes the specific terms of your securities.

          If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

          .    the pricing supplement, if any;

          .    the prospectus supplement; and

          .    the prospectus.

          We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                   ----------

          Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                                TABLE OF CONTENTS

                                                                            Page

ABOUT THIS PROSPECTUS.......................................................

WHERE YOU CAN FIND MORE INFORMATION.........................................

FORWARD-LOOKING STATEMENTS..................................................

NEW YORK COMMUNITY BANCORP, INC.............................................

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES............................

USE OF PROCEEDS.............................................................

REGULATION AND SUPERVISION..................................................

DESCRIPTION OF DEBT SECURITIES..............................................

SENIOR DEBT SECURITIES......................................................

SUBORDINATED DEBT SECURITIES................................................

DESCRIPTION OF COMMON STOCK.................................................

PLAN OF DISTRIBUTION........................................................

LEGAL OPINIONS..............................................................

EXPERTS.....................................................................

                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell the debt securities and/or common stock described in this prospectus in one or more offerings, up to a total dollar amount of $400,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the debt securities and common stock we may offer. Each time we sell debt securities and/or common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

          Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "NYCB," "we," "us," "our" or similar references mean New York Community Bancorp, Inc. and references to the "Bank" means New York Community Bank.

                       WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

          In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, the "Exchange Act". You may read and copy this information at the following locations of the SEC:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

                            Northeast Regional Office
                             The Woolworth Building
                                  233 Broadway
                            New York, New York 10279

                             Midwest Regional Office
                             500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

          You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

          The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

                               http://www.sec.gov

          The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

          This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

         SEC Filings                        Period or Date (as applicable)
         -----------                        ------------------------------
Annual Report on Form 10-K            Year ended December 31, 2001, as filed on
                                      April 1,  2002

Quarterly Reports on Form 10-Q        ------

Current Reports on Form 8-K           ------

          In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the debt securities and common stock covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Item 9 of Form 8-K), as well as proxy statements.

          The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

                                   ----------

          You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                          Investor Relations Department
                        New York Community Bancorp, Inc.
                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100

          We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

          This prospectus, including information included or incorporated by reference, contains statements which are not historical facts but "forward-looking statements" with respect to our financial condition, results of operations, plans, objectives, future performance and business, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents that we file with the SEC from time to time.

          These forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." Examples of forward looking statements include, but are not limited to, estimates with respect to our financial condition, expected or anticipated revenue, results of operations and our business, including with respect to:

          . earnings growth (on both a generally accepted accounting principles, or "GAAP," and cash basis);

          .    revenue growth in retail banking, lending and other areas;

          . origination volume in our multi-family, consumer, commercial and other lending businesses;

          .    current and future capital management programs;

          . non-interest income levels, including fees from services and product sales;

          .    tangible capital generation;

          .    market share;

          .    expense levels; and

          .    other business operations and strategies,

each of which are subject to various factors which could cause actual results to differ materially from these estimates. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

          Factors which could have a material adverse effect on our operations and those of our subsidiaries include, but are not limited to, changes in:

          .    interest rates;

          .    general economic conditions;

          . monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

          .    war or terrorist activities;

          .    the quality or composition of the loan or investment portfolios;

          .    demand for loan products;

          .    deposit flows;

          .    real estate values;

          .    the level of defaults;

          . losses and prepayments on loans held by us in portfolio or sold in the secondary markets;

          .    demand for financial services in our market area;

          .    competition;

          . changes in accounting principles, policies, practices or guidelines;

          .    changes in legislation or regulation; and

          . other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

          These forward-looking statements are made as of the date of the applicable document, and, except as required by applicable law, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

          You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.

                        NEW YORK COMMUNITY BANCORP, INC.

          New York Community Bancorp, Inc., formerly known as Queens County Bancorp, Inc., was incorporated in the State of Delaware on July 20, 1993 as the holding company for New York Community Bank, formerly known as Queens County Savings Bank, the first savings bank chartered by the State of New York in the Borough of Queens, on April 14, 1859. NYCB acquired all of the stock of the Bank upon its conversion from a New York State-chartered mutual savings bank to a New York State-chartered stock form savings bank on November 23, 1993.

          On November 21, 2000, the Company changed its name from Queens County Bancorp, Inc. to New York Community Bancorp, Inc., in anticipation of its acquisition of Haven Bancorp, Inc. ("Haven"), parent company of CFS Bank. On November 30, 2000, Haven was merged with and into the Company, and on January 31, 2001, CFS Bank merged with and into New York Community Bank.

          On July 31, 2001, the Company completed a merger-of-equals with Richmond County Financial Corp. ("Richmond County"), parent company of Richmond County Savings Bank. At the same time, Richmond County Savings Bank merged with and into the Bank.

          The Bank currently serves its customers through a network of 114 banking offices including 53 traditional branches, 60 in-store branch offices and one convenience center in New York City, Long Island, Rockland and Westchester counties, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. The Bank is in the process of opening a new branch on Staten Island, New York and a new branch in Nassau County. The Bank also expects its sale of seven New Jersey and Rockland County branches to be completed in May 2002.

          In addition to operating the largest supermarket banking franchise in the metro New York region, the Bank is the second largest producer of multi-family mortgage loans in the City of New York.

          NYCB recorded total assets of $9.3 billion at March 31, 2002, including total loans of $5.5 billion, and total deposits of $5.4 billion, including core deposits of $3.2 billion.

          The Bank is subject to comprehensive regulation, examination and supervision by the New York State Banking Department, the "NYSBD," and the Federal Deposit Insurance Corporation, the "FDIC". NYCB is subject to regulation, examination and supervision by the Federal Reserve Board, the "FRB," as a bank holding company.

          NYCB's principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590 and its telephone number is (516) 683-4100.

          Additional information about New York Community Bancorp, Inc. and its subsidiaries is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 4 of this prospectus.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

          Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

                                             Three Months
                                            Ended March 31,        Year Ended December 31,
                                            ---------------   --------------------------------
                                                 2002         2001   2000   1999   1998   1997
                                            ---------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits ..........        3.28         3.25   1.90   2.72   3.10   4.43
Including Interest on Deposits ..........        2.15         1.80   1.44   1.70   1.68   1.68

----------

          For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and extraordinary item plus fixed charges, excluding capitalized interest. "Fixed charges" consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

                                 USE OF PROCEEDS

          We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing our outstanding common stock, financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

          The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries' funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

                           REGULATION AND SUPERVISION

          Our principal subsidiary, New York Community Bank, is a New York State-chartered savings bank and is subject to regulation and supervision by the NYSBD, its chartering agency, and by the FDIC. As the holding company for New York Community Bank, NYCB is a bank holding company subject to regulation and supervision by the FRB.

          Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities and common stock we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

          In addition, dividends, loans and advances from New York Community Bank are restricted by federal and state statutes and regulations. Under applicable banking statutes, at March 31, 2002, the Bank could have declared additional dividends of approximately $195.1 million without further regulatory approval. The FDIC, the FRB and the NYSBD also have the authority to limit further the Bank's payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

          In addition, there are various statutory and regulatory limitations on the extent to which New York Community Bank can finance or otherwise transfer funds to us or to our nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. These general extensions of credit by New York Community Bank to us or a nonbanking subsidiary are limited in amount to 10% of its capital and surplus and, with respect to us and all such nonbanking subsidiaries, to an aggregate of 20% of its capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

          For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2001, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

          Changes to the laws and regulations can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries' financial condition or results of operations.

                         DESCRIPTION OF DEBT SECURITIES

          We may issue senior debt securities or subordinated debt securities.
Senior debt securities will be issued under an indenture, dated as of       ,
                                                                      ------
2002, the "senior indenture," between us and Wilmington Trust Company, as senior trustee. Subordinated debt securities will be issued under an indenture, dated
as of       , 2002, the "subordinated indenture," between us and Wilmington
      ------
Trust Company, as subordinated trustee. A copy of each of these indentures are exhibits to the registration statement of which this prospectus is a part.

          The senior debt securities will be unsecured and will rank equally with all of our other unsecured and senior indebtedness. The subordinated debt securities will be unsecured and will be subordinated to all of our existing and future senior indebtedness and other financial obligations, as described under "Subordinated Debt Securities -- Subordination" beginning on page 17.

          The following describes the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

          The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Also, we may from time to time to incur additional indebtedness which may be senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. In this regard, nothing in the subordinated indenture or in the terms of the subordinated debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

          We may issue debt securities if the conditions contained in the indentures are satisfied. These conditions include the adoption of resolutions by our board of directors and a certificate of an authorized officer that establishes the terms of the debt securities being issued. Any resolution or officer's certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including:

          .    the title and series designation;

          . the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

          . the principal amount payable, whether at maturity or upon earlier acceleration;

          . whether the principal amount payable will be determined with reference to an index, formula or other method which may be calculated, by using, among other measurements, the value of currencies, securities or baskets of securities, commodities, or indices to which any such amount payable is linked;

          . whether the debt securities will be issued as original issue discount securities (as defined below);

          . the date or dates on which the principal of the debt securities is payable;

          . any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

          .    the date from which any interest will accrue;

          .    any interest payment dates;

          . whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination if different from that summarized in this prospectus;

          . the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

          .    the stated maturity date;

          .    whether the debt securities are to be
               issued in global form;

          .    any sinking fund requirements;

          . any provisions for redemption, the redemption price and any remarketing arrangements;

          .    the minimum denominations;

          . whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

          . any restrictions on the offer, sale and delivery of the debt securities;

          .    information with respect to book-entry procedures;

          . the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

          . whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

          . whether and how we may satisfy our obligations with regard to payment upon maturity, any redemption, required repurchase, any exchange provisions or interest payment through the delivery to holders of other securities, which may or may not be issued by us, or a combination of cash, securities and/or property, "maturity consideration";

          . the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus; and

          . any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

          The debt securities may be issued as "original issue discount securities" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

          Please see the accompanying prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

          You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

          Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons.

          Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the trustee according to the terms of the applicable indenture.

          Unless otherwise indicated in the applicable prospectus supplement, the debt securities issued in fully registered form will be issued without coupons and in denominations of (1) $1,000 or integral multiples of $1,000 for any senior debt security and (2) $100,000 or any integral multiple of $100,000
in excess of $       for any subordinated debt security.
              ------

          No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

          We will pay or deliver principal, maturity consideration and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

          Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

          The following are events of default under the senior indenture with respect to the senior debt securities:

          . default in the payment of any principal or premium on senior debt securities when due;

          . default in the payment of any interest on senior debt securities when due, which continues for 30 days;

          . default in the delivery or payment of the maturity consideration on senior debt securities when due;

          . default in the deposit of any sinking fund payment on senior debt securities when due;

          . default in the performance of any other obligation contained in the applicable indenture for the benefit of that series or in the senior debt securities of that series, which continues for 60 days after written notice;

          . default in the payment of any of our other indebtedness or the indebtedness of any principal constituent bank (as defined below) (whether currently existing or created in the future) having an original or principal amount of $5,000,000 or more which results in acceleration of that indebtedness and we have not made that payment or the obligation to make that payment has not been waived or extended within 30 days of default or any acceleration has not been rescinded or annulled within 30 days of the related declaration;

          . specified events in bankruptcy, insolvency or reorganization of us or any principal constituent bank; and

          . any other event of default provided with respect to senior debt securities of any series.

          If an event of default (other than an event of default arising from specified events in bankruptcy of us or any principal constituent bank) occurs and is continuing for any series of senior debt securities, the senior trustee or the holders of not less than 25% in aggregate principal amount or issue price of the outstanding securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be due and payable or deliverable immediately.

          The following are the only events of default under the subordinated indenture with respect to the subordinated debt securities:

          .    specified events in bankruptcy, insolvency or reorganization; and

          . any other event of default provided with respect to subordinated debt securities of any series.

          If an event of default occurs and is continuing for any series of subordinated debt securities, the subordinated trustee or the holders of not less than 25% in aggregate principal amount or issue price of the outstanding securities of that series may declare all amounts, or any lesser amount provided for in the subordinated debt securities of that series, to be due and payable or deliverable immediately; provided, however, the subordinated trustee and the holders of subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities in the case of a default in the performance of any covenant with respect to the subordinated debt securities, including the payment of interest and principal or the delivery of the maturity consideration.

          If a default occurs and is continuing under the subordinated indenture, the subordinated trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the subordinated debt securities by appropriate judicial proceedings. The following are defaults under the subordinated indenture with respect to subordinated debt securities of any series:

          . any event of default with respect to subordinated debt securities of that series;

          . default in the payment of any principal or premium on subordinated debt securities of that series when due;

          . default in the payment of any interest or subordinated debt securities of that series when due, which continues for 30 days;

          . default in the delivery or payment of the maturity consideration on subordinated debt securities of that series when due;

          . default in the performance of any other obligation contained in the applicable indenture for the benefit of that series or in the subordinated debt securities of that series, which continues for 60 days after written notice; and

          . any other default provided with respect to subordinated debt securities of that series.

          At any time after the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or issue price of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

          The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

          . in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

          . in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

          The holders of a majority in principal amount or issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

          A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy under the indenture, if:

          . that holder previously gives to the trustee written notice of a continuing event of default with respect to debt securities of that series;

          . the holders of not less than 25% for any senior debt security, or a majority for any subordinated debt security, in aggregate principal amount or issue price of the outstanding debt securities of that series also will have made written request and offered the trustee indemnity satisfactory to the trustee to institute that proceeding as trustee;

          . the trustee will not have received from the holders of a majority in principal amount or issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

          . the trustee will have failed to institute the proceeding within 60 days.

          However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

          We are required to furnish to the trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

          We and the applicable trustee may amend and modify each indenture with the consent of holders of at least 66 2/3% in principal amount or issue price of each series of debt securities issued under that indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

          . change the stated maturity date of the principal or maturity consideration of, or any installment of principal or interest on, any debt security issued under that indenture;

          . reduce the principal amount or maturity consideration of, the rate of interest on, or any premium payable upon the redemption of any debt security issued under that indenture;

          . reduce the amount of principal or maturity consideration of an original issue discount security issued under that indenture payable upon acceleration of its maturity;

          . change the place or currency of payment of principal or maturity consideration of, or any premium or interest on, any debt security issued under that indenture;

          . impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

          . reduce the percentage in principal amount or issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

          . make any change relating to the subordination of the debt securities in a manner adverse to the holders of those debt securities or, in the case of subordinated debt securities, in a manner adverse to holders of senior indebtedness, unless the holders of senior indebtedness consent to that change under the terms of that senior indebtedness; or

          . reduce the percentage in principal amount or issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to waive any past default.

          The holders of at least a majority in principal amount or issue price of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under "-- Events of Default" beginning on page 12.

          We and the trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

          .    to evidence the succession of another person to us;

          . to add to our covenants for the benefit of the holders of all or any series of securities;

          .    to add events of default;

          . to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

          . to change or eliminate any of the provisions of the applicable indenture, so long as any such change or elimination will become effective only when there is no outstanding security of any series which is entitled to the benefit of that provision;

          .    to establish the form or terms of debt securities of any series;

          . to evidence and provide for the acceptance of appointment by a successor trustee;

          . to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture;

          . to convey, transfer, assign, mortgage or pledge any property to or with the trustee securing the debt securities; or

          . to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities.

Consolidation, Merger and Sale of Assets

          Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

          . the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

          . pay or deliver the principal or maturity consideration of, and any premium, or interest on, the debt securities; and

          . perform and observe all of our other obligations under the indentures; and

          . we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

          Neither of the indentures provides for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Trustee

          The trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that we currently have outstanding.

          The occurrence of any default under either the senior indenture, the subordinated indenture or the indenture between us and the trustee relating to our junior subordinated debentures, which may also be issued under this registration statement, could create a conflicting interest for the trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the trustee has or acquired a conflicting interest, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture, or with respect to the junior subordinated debentures issued to certain Delaware statutory business trusts of ours under a separate indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

          The Trust Indenture Act also imposes certain limitations on the right of the trustee, as a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of
Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

International Offering

          If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

          We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

                             SENIOR DEBT SECURITIES

          The senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other outstanding senior indebtedness.

Restrictive Covenants

          Disposition of Voting Stock of Certain Subsidiaries. We may not sell or otherwise dispose of, or permit the issuance of, any voting stock or any security convertible or exercisable into voting stock of a "principal constituent bank" of ours or any subsidiary of ours which owns a controlling interest in a principal constituent bank. A "principal constituent bank" is a bank subsidiary that has total assets equal to 30% or more of our assets. Currently, our only principal constituent bank is New York Community Bank. Any designation of a banking subsidiary as a principal constituent bank with respect to senior debt securities of any series will remain effective until the senior debt securities of that series have been repaid. As of the date of this prospectus, no banking subsidiaries other than New York Community Bank have been designated as principal constituent banks with respect to any series of debt securities.

          This restriction does not apply to dispositions made by us or any subsidiary:

          . acting in a fiduciary capacity for any person other than us or any subsidiary;

          .    to us or any of our wholly-owned subsidiaries;

          .    if required by law for the qualification of directors;

          .    to comply with an order of a court or regulatory authority;

          . in connection with a merger of, or consolidation of, a principal constituent bank with or into a wholly-owned subsidiary or a majority-owned banking subsidiary, as long as we hold, directly or indirectly, in the entity surviving that merger or consolidation, not less than the percentage of voting stock we held in the principal constituent bank prior to that action;

          . if that disposition or issuance is for fair market value as determined by our board of directors, and, if after giving effect to that disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of that principal constituent bank or any subsidiary which owns a principal constituent bank;

          . if a principal constituent bank sells additional shares of voting stock to its stockholders at any price, if, after that sale, we hold directly or indirectly not less than the percentage of voting stock of that principal constituent bank we owned prior to that sale; or

          . if we or a subsidiary pledges or creates a lien on the voting stock of a principal constituent bank to secure a loan or other extension of credit by a majority-owned banking subsidiary subject to Section 23A of the Federal Reserve Act.

          Limitation upon Liens on Certain Capital Stock. We may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

          . any shares of capital stock of any principal constituent bank, other than directors' qualifying shares; or

          . any shares of capital stock of a subsidiary which owns capital stock of any principal constituent bank.

          This restriction does not apply to:

          . liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith by appropriate proceedings so long as we have set aside on our books adequate reserves to cover the contested amount; or

          . the lien of any judgment, if that judgment is discharged, or stayed on appeal or otherwise, within 60 days.

Defeasance

          We may terminate or "defease" our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

          (1) depositing irrevocably with the senior trustee an amount which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

          . in the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

          . in the case of senior debt securities denominated in a foreign currency, money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

          . a combination of money and U.S. government obligations or foreign government obligations;

          (2) delivering:

          . an opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

          . if the senior debt securities of that series are then listed on a national or regional securities exchange in the United States, an opinion of counsel that those senior debt securities will not be delisted as a result of the exercise of this defeasance option;

          .    an opinion of counsel as to certain other matters;

          . officers' certificates certifying as to compliance with the senior indenture and other matters; and

          .    paying all amounts due under the senior indenture.

          Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

                          SUBORDINATED DEBT SECURITIES

          The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

          The subordinated debt securities will be subordinated in right of payment to all "senior indebtedness," as defined below. In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

          If the maturity of any debt securities is accelerated, we will have to repay all senior indebtedness before we can make any payment on the subordinated debt securities.

          In addition, we may make no payment on the subordinated debt securities in the event:

          . there is a default in any payment or delivery with respect to any senior indebtedness; or

          . there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness.

          By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities.

          Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "senior indebtedness" is defined in the subordinated indenture as:

          . the principal of, premium, if any, and interest on all of our "indebtedness for money borrowed," as defined below, except (A) other subordinated debt securities issued under the subordinated indenture, (B) any indebtedness which is expressly stated to be junior in right of payment to the subordinated debt securities and (C) indebtedness which is expressly stated to rank equally with the subordinated debt securities;

          . all of our obligations to make payment pursuant to the terms of financial instruments, such as (A) securities contracts and foreign currency exchange contracts, (B) derivative instruments, such as swap agreements, including interest rate and foreign exchange rate swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (C) similar financial instruments, other than obligations on account of senior indebtedness and obligations on account of indebtedness for money borrowed ranking equally with or subordinate to the subordinated debt securities; and

          .    any deferrals, renewals or extensions of any senior indebtedness.

          The term "indebtedness for money borrowed" means:

          . any of our obligations or any obligation we have guaranteed for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments; and

          . any of our deferred payment obligations or any such obligation we have guaranteed for the payment of the purchase price of property or assets evidenced by a note or similar instrument.

          As of March 31, 2002, we had no subordinated debt outstanding. However, as of March 31, 2002, NYCB has fully and unconditionally guaranteed the obligations of $190.6 million in trust preferred securities issued by trust subsidiaries of NYCB.

          The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

          The subordinated debt securities will rank equally in right of payment with each other.

          The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

          The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

                           DESCRIPTION OF COMMON STOCK

Company

          NYCB, which is incorporated under the General Corporation Law of the State of Delaware, is authorized to issue 150,000,000 shares of its common stock, $0.01 par value, of which 102,182,204 shares were issued and outstanding as of March 31, 2002. NYCB's board of directors may at any time, without additional approval of the holders of common stock, issue additional authorized but previously unissued shares of common stock.

Voting Rights

          The holders of common stock are entitled to one vote per share on all matters presented to shareholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

          The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by NYCB before such securities are offered to others. The absence of preemptive rights increases NYCB's flexibility to issue additional shares of common stock in connection with NYCB's acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

          Holders of common stock are entitled to receive dividends ratably when, as and if declared by NYCB's board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware Law, NYCB may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its subsidiary Bank are the primary source of funds available to NYCB for payment of dividends to its stockholders and for other needs. NYCB's board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including NYCB's earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as NYCB's board of directors deems relevant. See "Regulation and Supervision " on page 9.

          NYCB's principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities.

Liquidation

          Upon liquidation, dissolution or the winding up of the affairs of NYCB, holders of common stock are entitled to receive their pro rata portion of the remaining assets of NYCB after the holders of NYCB's preferred stock have been paid in full any sums to which they may be entitled.

Certain Charter and Bylaw Provisions Affecting Stock

          NYCB's Certificate of Incorporation and Bylaws contain several provisions that may make NYCB a less attractive target for an acquisition of control by anyone who does not have the support of NYCB's board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, and the limitation that stockholders actions without a meeting may only be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to NYCB's Certificate of Incorporation, as amended, and Bylaws both of which are on file with the SEC.

Restrictions on Ownership

          The Bank Holding Company Act of 1956, the "BHC Act," generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of NYCB. "Control" is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the FRB before acquiring 5% or more of the voting stock of NYCB. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under
Section 12 of the Exchange Act, such as NYCB, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

NYCB Stockholder Protection Rights Agreement

          The following is a description of the rights issued under the NYCB stockholder protection rights agreement, as amended. This description is subject to, and is qualified in its entirety by reference to, the text of the rights agreement. A description of the rights agreements specifying the terms of the rights has been included in reports filed by NYCB under the Securities Exchange Act. See "Where You Can Find More Information" on page 4.

          Each issued share of NYCB common stock has attached to it one right issued pursuant to a Stockholder Protection Rights Agreement, dated as of January 16, 1996 and amended on March 27, 2001, between NYCB and Mellon Investor Services L.L.C., as rights agent. Each right entitles its holder to purchase one one-hundredth of a share of participating preferred stock of NYCB at an exercise price of $120, subject to adjustment, after the separation time, which means after the close of business on the earlier of:

          . the tenth business day after commencement of a tender or exchange offer that, if consummated, would result in the offeror becoming an "acquiring person," which is defined in the rights agreement as a person beneficially owning 10% or more of the outstanding shares of NYCB common stock; and

          . the tenth business day after the first date of public announcement that a person has become an acquiring person, which is also called the flip-in date.

          The rights are not exercisable until the business day following the separation time. The rights expire on the earlier of

          .    the close of business on January 16, 2006;

          .    redemption, as described below;

          .    an exchange for common stock, as described below; or

          . the merger of NYCB into another corporation pursuant to an agreement entered into prior to a flip-in date.

          The NYCB board of directors may, at any time prior to the occurrence of a flip-in date, redeem all the rights at a price of $0.01 per right.

          If a flip-in date occurs, each right, other than those held by the acquiring person or any affiliate or associate of the acquiring person or by any transferees of any of these persons, will constitute the right to purchase shares of NYCB common stock having an aggregate market price equal to $240 in cash, subject to adjustment. In addition, the NYCB board of directors may, at any time between a flip-in date and the time that an acquiring person becomes the beneficial owner of more than 50% of the outstanding shares of NYCB common stock, elect to exchange the rights for shares of NYCB common stock at an exchange ratio of one share of NYCB common stock per right.

          Under the rights agreement, after a flip-in date occurs, NYCB may not consolidate or merge, or engage in other similar transactions, with an acquiring person without entering into a supplemental agreement with the acquiring person providing that, upon consummation or occurrence of the transaction, each right shall thereafter constitute the right to purchase common stock of the acquiring person having an aggregate market price equal to $240 in cash, subject to adjustment.

          These rights may not prevent a takeover of NYCB. The rights, however, may have antitakeover effects. The rights may cause substantial dilution to a person or group that acquires 10% or more of the outstanding NYCB common stock unless the rights are first redeemed by the NYCB board of directors.

          On March 27, 2001, NYCB and Mellon amended the rights agreement to substantially prevent the merger agreement with Richmond County, the stock option agreements with Richmond County, and the merger with Richmond County from triggering the provisions of the rights agreement.

                              PLAN OF DISTRIBUTION

          We may sell securities:

          . to the public through a group of underwriters managed or co-managed by one or more underwriters;

          .    through one or more agents; or

          .    directly to purchasers.

          The distribution of the securities may be effected from time to time in one or more transactions:

          . at a fixed price, or prices, which may be changed from time to time;

          .    at market prices prevailing at the time of sale;

          .    at prices related to those prevailing market prices; or

          .    at negotiated prices.

          Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

          The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

          .    the name of the agent or the name or names of any underwriters;

          .    the public offering or purchase price;

          . any discounts and commissions to be allowed or paid to the agent or underwriters;

          .    all other items constituting underwriting compensation;

          .    any discounts and commissions to be allowed or paid to dealers;
               and

          .    any exchanges on which the securities will be listed.

          We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

          If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

          . the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

          . if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

          Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

                                 LEGAL OPINIONS

          The validity of the securities offered hereby will be passed upon for us by Muldoon Murphy & Faucette LLP, Washington, D.C.

                                     EXPERTS

          The consolidated financial statements of NYCB and subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the years in the three-year period ended December 31, 2001 have been incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2001, in NYCB's methods of accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

                                     [LOGO]

                        New York Community Bancorp, Inc.

                                  $400,000,000

                                 DEBT SECURITIES

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                                        , 2002
                                  ------

                               ------------------

================================================================================

********************************************************************************

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

********************************************************************************

                   SUBJECT TO COMPLETION, DATED APRIL 19, 2002

PROSPECTUS

                                     [logo]

                       New York Community Capital Trust I

                       New York Community Capital Trust II

                      New York Community Capital Trust III

                       New York Community Capital Trust IV

                              Preferred Securities

  fully and unconditionally guaranteed, as described in this prospectus and the accompanying prospectus supplement, by

                        New York Community Bancorp, Inc.

                                   The Trusts:

     The trusts are Delaware business trusts. Each trust may:

     . sell preferred securities representing undivided beneficial interests in the trust to the public;

     . sell common securities representing undivided beneficial interests in the trust to New York Community Bancorp, Inc.;

     . use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of New York Community Bancorp, Inc.; and

     . distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

                                 Distributions:

     . For each preferred security that you own, you will receive cumulative cash distributions on the liquidation amount of the preferred security. The rate at which cash distributions will be paid and the liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

                        New York Community Bancorp, Inc.:

     . New York Community Bancorp, Inc. will fully and unconditionally guarantee the payment by the trust of the preferred securities as described in this prospectus.

     This prospectus provides you with a general description of the preferred securities each trust may offer. Each time a trust offers preferred securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the preferred securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the preferred securities, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the preferred securities that the trusts are offering.

     These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     This prospectus may be used to offer and sell securities, only if accompanied by the prospectus supplement for those securities.

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is       , 2002
                                                  ------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities we are offering in two separate documents that progressively provide more detail:

..    this prospectus, which provides general information, some of which may not apply to your securities; and

..    the accompanying prospectus supplement, which describes the specific and final terms of your securities.

     If the terms of your securities vary between the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

..    the prospectus supplement; and

..    the prospectus.

          We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                   ----------

          Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS ..........................................................

WHERE YOU CAN FIND MORE INFORMATION ............................................

FORWARD-LOOKING STATEMENTS .....................................................

NEW YORK COMMUNITY BANCORP, INC. ...............................................

THE TRUSTS .....................................................................

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES ...............................

USE OF PROCEEDS ................................................................

REGULATION AND SUPERVISION .....................................................

DESCRIPTION OF THE PREFERRED SECURITIES ........................................

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES .............................

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES ..............................

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES
   AND THE PREFERRED SECURITIES GUARANTEES .....................................

PLAN OF DISTRIBUTION ...........................................................

LEGAL MATTERS ..................................................................

EXPERTS ........................................................................

                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell the preferred securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

          Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "NYCB," "we," "us," "our" or similar references mean New York Community Bancorp, Inc. and references to the "Bank" means New York Community Bank.

                       WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

          In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, the "Exchange Act". You may read and copy this information at the following locations of the SEC:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

                            Northeast Regional Office
                             The Woolworth Building
                                  233 Broadway
                            New York, New York 10279

                             Midwest Regional Office
                             500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

          You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

          The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

                               http://www.sec.gov
                               ------------------

          The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

          This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

        SEC Filings                        Period or Date (as applicable)
        -----------                        ------------------------------
Annual Report on Form 10-K           Year ended December 31, 2001, as filed on
                                     April 1, 2002
Quarterly Reports on Form 10-Q
                                     -------------------------------------------

Current Reports on Form 8-K
                                     -------------------------------------------

          In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Item 9 of Form 8-K), as well as proxy statements.

          The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

                                   ----------

          You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                          Investor Relations Department
                        New York Community Bancorp, Inc.
                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100

          We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

          We have not included separate financial statements for each of the trusts in this prospectus. We do not believe that holders of the preferred securities would find these financial statements meaningful because:

          . all of the voting securities of each of the trusts will be owned, directly or indirectly, by NYCB, a reporting company under the Exchange Act;

          . each of the trusts has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by NYCB;

          . NYCB's obligations described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities; and

          .    The trusts do not file reports with the SEC.

                           FORWARD-LOOKING STATEMENTS

          This prospectus, including information included or incorporated by reference, contains statements which are not historical facts but "forward-looking statements" with respect to our financial condition, results of operations, plans, objectives, future performance and business, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents that we file with the SEC from time to time.

          These forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." Examples of forward looking statements include, but are not limited to, estimates with respect to our financial condition, expected or anticipated revenue, results of operations and our business, including with respect to:

          . earnings growth (on both a generally accepted accounting principles, or "GAAP," and cash basis);

          .    revenue growth in retail banking, lending and other areas;

          . origination volume in our multi-family, consumer, commercial and other lending businesses;

          .    current and future capital management programs;

          . non-interest income levels, including fees from services and product sales;

          .    tangible capital generation;

          .    market share;

          .    expense levels; and

          .    other business operations and strategies,

each of which are subject to various factors which could cause actual results to differ materially from these estimates. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

          Factors which could have a material adverse effect on our operations and those of our subsidiaries include, but are not limited to, changes in:

          .    interest rates;

          .    general economic conditions;

          . monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

          .    war or terrorist activities;

          .    the quality or composition of the loan or investment portfolios;

          .    demand for loan products;

          .    deposit flows;

          .    real estate values;

          .    the level of defaults;

          . losses and prepayments on loans held by us in portfolio or sold in the secondary markets;

          .    demand for financial services in our market area;

          .    competition;

          . changes in accounting principles, policies, practices or guidelines;

          .    changes in legislation or regulation; and

          . other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

          These forward-looking statements are made as of the date of the applicable document, and, except as required by applicable law, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

          You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.

                        NEW YORK COMMUNITY BANCORP, INC.

          New York Community Bancorp, Inc. ("NYCB"), formerly known as Queens County Bancorp, Inc., was incorporated in the State of Delaware on July 20, 1993 as the holding company for New York Community Bank, formerly known as Queens County Savings Bank, the first savings bank chartered by the State of New York in the Borough of Queens, on April 14, 1859. NYCB acquired all of the stock of the Bank upon its conversion from a New York State-chartered mutual savings bank to a New York State-chartered stock form savings bank on November 23, 1993.

          On November 21, 2000, the Company changed its name from Queens County Bancorp, Inc. to New York Community Bancorp, Inc., in anticipation of its acquisition of Haven Bancorp, Inc. ("Haven"), parent company of CFS Bank. On November 30, 2000, Haven was merged with and into the Company, and on January 31, 2001, CFS Bank merged with and into New York Community Bank.

          On July 31, 2001, the Company completed a merger-of-equals with Richmond County Financial Corp. ("Richmond County"), parent company of Richmond County Savings Bank. At the same time, Richmond County Savings Bank merged with and into the Bank.

          The Bank currently serves its customers through a network of 114 banking offices including 53 traditional branches, 60 in-store branch offices and one convenience center in New York City, Long Island, Rockland and Westchester counties, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. The Bank is in the process of opening a new branch on Staten Island, New York and a new branch in Nassau County. The Bank also expects its sale of seven New Jersey and Rockland County branches to be completed in May 2002.

          In addition to operating the largest supermarket banking franchise in the metro New York region, the Bank is the second largest producer of multi-family mortgage loans in the City of New York.

          The Company recorded total assets of $9.3 billion at March 31, 2002, including total loans of $5.5 billion, and total deposits of $5.4 billion, including core deposits of $3.2 billion.

          The Bank is subject to comprehensive regulation, examination and supervision by the New York State Banking Department, the "NYSBD," and the Federal Deposit Insurance Corporation, the "FDIC". NYCB is subject to regulation, examination and supervision by the Federal Reserve Board, the "FRB," as a bank holding company.

          NYCB's principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590 and its telephone number is (516) 683-4100.

          Additional information about New York Community Bancorp, Inc. and its subsidiaries is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 2 of this prospectus.

                                   THE TRUSTS

          Each of the trusts is a statutory business trust formed under Delaware law pursuant to a declaration of trust, each an "initial declaration," executed by NYCB, as sponsor for the trusts, and the NYCB capital trustees, as defined below, for the trusts, and the filing of a certificate of trust with the Delaware Secretary of State.

          Each trust exists for the exclusive purposes of:

          . issuing the preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

          . investing the gross proceeds of the preferred securities and the common securities, together the "trust securities," in junior subordinated debentures issued by NYCB; and

          . engaging in only those other activities necessary or incidental to the activities described in the previous two bullets.

          All of the common securities will be directly or indirectly owned by NYCB. The common securities of each trust will rank equally, and payments will be made pro rata, with the preferred securities of that trust, except that upon an event of default under the declaration (as defined below, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. NYCB will, directly or indirectly, purchase common securities of each trust in an aggregate liquidation amount equal to at least 3% of the total capital of each trust.

          Each trust's business and affairs will be conducted by the trustees, the "NYCB capital trustees." Unless an event of default has occurred and is continuing, as a direct or indirect holder of all the common securities, NYCB will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the NYCB capital trustees of a trust. The duties and obligations of the NYCB capital trustees will be governed by the declaration of that NYCB capital trust. One or more of the NYCB capital trustees for each trust will be persons who are employees or officers of or persons affiliated with NYCB, the "administrative trustees." One NYCB capital trustee of each trust will be a financial institution which will be unaffiliated with NYCB and which will act as property trustee under the declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended, the "Trust Indenture Act," pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in Delaware, and otherwise meets the requirements of applicable law, one NYCB capital trustee of each trust will have its principal place of business or reside in the State of Delaware.

          Each NYCB capital trust has a term of approximately 55 years, but may dissolve earlier as provided in the applicable declaration.

          NYCB will pay all fees and expenses related to the NYCB capital trusts and the offering of trust securities.

          The office of the Delaware trustee for each trust in Delaware, and its principal place of business is Wilmington Trust Company, Attention: Corporate Trust Administration, Rodney Square North 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of each trust will be c/o New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

          NYCB's consolidated ratios of earnings to fixed charges were as follows for the periods presented:

                                       Three Months
                                      Ended March 31,       Year Ended December 31,
                                      ---------------   --------------------------------
                                           2002         2001   2000   1999   1998   1997
                                           ----         ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits ....        3.28         3.25   1.90   2.72   3.10   4.43
Including Interest on Deposits ....        2.15         1.80   1.44   1.70   1.68   1.68

----------
          For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and extraordinary item plus fixed charges, excluding capitalized interest. "Fixed charges" consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

                                 USE OF PROCEEDS

          Each trust will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from NYCB. NYCB intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes unless otherwise indicated in the prospectus supplement. NYCB's general corporate purposes may include repurchasing its outstanding common stock, financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to, or funding investments in, its subsidiaries and repaying, reducing or refinancing indebtedness. The precise amounts and the timing of NYCB's use of the net proceeds will depend upon market conditions, its subsidiaries' funding requirements, the availability of other funds and other factors. Until NYCB uses the net proceeds for general corporate purposes, it will use the net proceeds to reduce its indebtedness or for temporary investments. NYCB expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance its corporate strategies, to fund its subsidiaries, to finance acquisitions or otherwise.

                           REGULATION AND SUPERVISION

          Our principal subsidiary, New York Community Bank, is a New York State-chartered savings bank and is subject to regulation and supervision by the NYSBD, its chartering agency, and by the FDIC. As the holding company for New York Community Bank, NYCB is a bank holding company subject to regulation and supervision by the FRB.

          Because we are a holding company, our rights and the rights of our creditors, including the holders of the securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

          In addition, dividends, loans and advances from New York Community Bank are restricted by federal and state statutes and regulations. Under applicable banking statutes, at March 31, 2002, the Bank could have declared additional dividends of approximately $195.1 million without further regulatory approval. The FDIC, the FRB and the NYSBD also have the authority to limit further the Bank's payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

          In addition, there are various statutory and regulatory limitations on the extent to which New York Community Bank can finance or otherwise transfer funds to us or to our nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. These general extensions of credit by New York Community Bank to us or a nonbanking subsidiary are limited in amount to 10% of its capital and surplus and, with respect to us and all such nonbanking subsidiaries, to an aggregate of 20% of its capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

          For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2001 and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

          Changes to the laws and regulations can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries' financial condition or results of operations.

                     DESCRIPTION OF THE PREFERRED SECURITIES

          Each trust may issue only one series of preferred securities having terms described in the accompanying prospectus supplement. Each series of preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust, a "declaration." Each declaration will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act.

          The preferred securities will have those terms, including distribution, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the declaration or made part of the declaration by the Trust Indenture Act. The terms of the preferred securities will mirror the terms of the junior subordinated debentures of NYCB in which the applicable trust invests the proceeds from the sale of preferred securities. The terms of the preferred securities and the junior subordinated debentures are described in the accompanying prospectus supplement and may include:

          .    the distinctive designation of the preferred securities;

          .    the number of preferred securities issuable by the trust;

          . the annual distribution rate, or method of determining that rate, for preferred securities and the date or dates upon which those distributions will be payable;

          . whether distributions on preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

          . the amount or amounts which will be paid out of the assets of the applicable trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of that trust;

          . the obligation, if any, of the applicable trust to purchase or redeem preferred securities issued by that trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by that trust will be purchased or redeemed, in whole or in part, pursuant to that obligation;

          . the voting rights, if any, of holders of preferred securities in addition to those required by law or described in this prospectus supplement, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more other trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

          . the terms and conditions, if any, upon which NYCB can redeem the junior subordinated debentures prior to the first optional redemption date, if any;

          . the terms and conditions, if any, upon which the junior subordinated debentures owned by the trust may be distributed to holders of preferred securities;

          . if applicable, any securities exchange upon which the preferred securities will be listed; and

          . any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities not inconsistent with the declaration or with applicable law.

          All preferred securities will be guaranteed by NYCB to the extent set forth below under "Description of the Preferred Securities Guarantees."

          Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating to the offering.

Deferral of Distributions of Preferred Securities

          NYCB may, on one or more occasions, defer payments of interest on the junior subordinated debentures as described under "Description of Junior Subordinated Debentures." In the event NYCB elects to defer interest payments on any series of its junior subordinated debentures, the applicable trust will also defer distributions on its preferred securities. During this deferral period, distributions will continue to accrue at the rate specified in the applicable prospectus supplement. If NYCB elects to defer interest payments on the junior subordinated debentures, it will be restricted from making payments on its capital stock and other capital instruments as described in the applicable prospectus supplement.

Voting Rights

          Except as described in this prospectus, under the Delaware Business Trust Act, the Trust Indenture Act, under "Description of the Preferred Securities Guarantees--Modification of the Preferred Securities Guarantees; Assignment" in this prospectus, and under any prospectus supplement relating to the issuance of a series of preferred securities, and as otherwise required by law and the declarations, the holders of the preferred securities will have no voting rights.

          The holders of a majority in aggregate liquidation amount, in a specified series, of the preferred securities have the right to direct any proceeding for any remedy available to the property trustee so long as the property trustee receives the tax opinion discussed below. The holders also have the right to direct the property trustee under the declaration to:

          (1) direct any proceeding for any remedy available to the trustee of the indenture under which the junior subordinated debentures will be issued and purchased by the applicable trust, or exercising any trust or power conferred on the debenture trustee;

          (2) waive any past indenture event of default that is waivable under the indenture;

          (3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debentures; or

          (4) consent to any amendment, modification or termination where that consent is required.

          If there is an event of default on the preferred securities, and that default is a result of a payment default under the junior subordinated debentures, the holders of the preferred securities may also sue NYCB directly, a "direct action," to enforce payment of the principal of, or interest on, the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder on or after the due date specified in the junior subordinated debentures.

          Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, called a "super majority," then only a super majority may direct the property trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, then only a majority may direct the property trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of individual holders of the junior subordinated debentures, then only those individual holders may direct the property trustee to give that consent or take that action. If the property trustee fails to enforce its rights under the junior subordinated debentures, to the fullest extend permitted by law, any record holder of preferred securities may directly sue NYCB to enforce the property trustee's rights under the junior subordinated debentures. The record holder does not have to sue the property trustee or any other person or entity before enforcing his or her rights.

          The property trustee is required to notify all holders of the preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the property trustee, the property trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the property trustee receives an opinion of counsel, experienced in such matters stating that, as a result of that action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

          If the consent of the property trustee is required under the indenture for any amendment, modification or termination of the indenture, the property trustee is required to request the written direction of the holders of the trust securities. In that case, the property trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority or an individual holder, however, the property trustee may only give that consent at the direction of the holders of the same super majority of the holders of the trust securities or that individual holder, as applicable. The property trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the property trustee has obtained a tax opinion to the effect described above.

          A waiver of an indenture event of default by the property trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.

          Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken.

          No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.

          Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by NYCB or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, NYCB, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

          Holders of the preferred securities generally will have no rights to appoint or remove the administrative trustees. Instead, the trustees may be appointed, removed or replaced solely by NYCB as the indirect or direct holder of all of the common securities.

Common Securities

          In connection with the issuance of preferred securities, each trust will issue one series of common securities having the terms (including distributions, redemption, voting, liquidation rights or such restrictions) as will be set forth in the prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless an event of default has occurred and is continuing, the common securities of a trust carry the right to vote and to appoint, remove or replace any of the trustees of that trust. All of the common securities of each trust will be directly or indirectly owned by NYCB.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

          Set forth below is a summary of information concerning the preferred securities guarantees which will be executed and delivered by NYCB for the benefit of the holders from time to time of preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. The summary of the material terms of the preferred securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of preferred securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the applicable trust.

General

          NYCB will irrevocably and unconditionally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as "guarantee payments," will be guaranteed by NYCB, without duplication:

          . any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

          .    the redemption price, plus all accrued
               and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

          . upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

          (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment; or

          (2) the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

          The redemption price and liquidation amount will be fixed at the time the preferred securities are issued.

          NYCB's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by NYCB to the holders of preferred securities or by causing the trust to pay those amounts to those holders.

          The preferred securities guarantees will not apply to any payment of distributions, except to the extent a trust will have funds available for those payments. If NYCB does not make interest payments on the junior subordinated debentures held by a trust for any period, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.

          The preferred securities guarantees, when taken together with NYCB's obligations under the junior subordinated debentures, the indentures and the declarations, including its obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by NYCB of payments due on the preferred securities.

          NYCB has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the preferred securities guarantees, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of NYCB

          NYCB will agree that, so long as any preferred securities of a trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture related to that trust, or if NYCB has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and that period or extension of that period is continuing, then:

          NYCB will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto and will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debenture other than:

          . repurchases, redemptions or other acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

          . as a result of an exchange or conversion of any class or series of NYCB's capital stock for any other class or series of NYCB's capital stock; or

          . the purchase of fractional interests in shares of NYCB's capital stock pursuant to the conversion or exchange provisions of that NYCB capital stock or the security being converted or exchanged; and

Modification of the Preferred Securities Guarantees; Assignment

          The preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assignees, receivers, trustees and representatives of NYCB and will be for the benefit of the holders of the preferred securities then outstanding.

Termination

          Each preferred securities guarantee will terminate upon:

          .    full payment of the redemption price of all preferred securities;

          . distribution of the junior subordinated debentures to the holders of the trust securities; or

          . full payment of the amounts payable in accordance with the declaration upon liquidation of that trust.

          Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Events of Default

          An event of default under a preferred securities guarantee will occur upon the failure of NYCB to perform any of its payment or other obligations under the preferred securities guarantee.

          The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against NYCB to enforce the guarantee trustee's rights and the obligations of NYCB under the preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

Status of the Preferred Securities Guarantees

          Unless otherwise specified in the applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of NYCB and will rank:

          . subordinate and junior in right of payment to all other liabilities of NYCB, except those made equal or subordinate by their terms;

          . equally with the most senior preferred or preference stock now or hereafter issued by NYCB and with any guarantee now or hereafter entered into by NYCB in respect of any preferred or preference stock of any affiliate of NYCB; and

          .    senior to NYCB common stock.

          The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

          The preferred securities guarantees will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Information Concerning the Guarantee Trustee

          Prior to the occurrence of a default relating to a preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

          The trustee provides trust services to us and our affiliates in connection with certain trust preferred Securities that we currently have outstanding.

Governing Law

          The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

          NYCB may issue junior subordinated debentures from time to time in one or more series under an indenture, between NYCB and Wilmington Trust Company, as trustee, the "debenture trustee." The terms of the junior subordinated debentures will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

          Set forth below is a description of the general terms of the junior subordinated debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the particular preferred securities being offered. The following description is not intended to be complete and is qualified by the indenture, the form of which is filed as an exhibit to the registration statement which contains this prospectus, and by the Trust Indenture Act.

General

          The junior subordinated debentures will be unsecured debt of NYCB. The junior subordinated debentures will be fully subordinated as described in the accompanying prospectus supplement under "Description of the Junior Subordinated Debentures--Subordination." The indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series.

          The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

          .    the designation of the junior subordinated debentures;

          . the aggregate principal amount of the junior subordinated debentures;

          . the percentage of their principal amount at which the junior subordinated debentures will be issued;

          . the date or dates on which the junior subordinated debentures will mature and the right, if any, to shorten or extend the maturity date or dates;

          . the rate or rates, if any, per annum, at which the junior subordinated debentures will bear interest, or the method of determination of the interest rate or rates;

          . the date or dates from which interest will accrue and the interest payment and record dates;

          . any right to extend the interest payment periods and the duration of that extension;

          .    any provisions for redemption; and

          .    any other specific terms of the junior subordinated debentures.

Additional Interest

          If, at any time, a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then NYCB will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.

Form, Exchange, Registration, Transfer and Payment

          Unless otherwise indicated in the applicable prospectus supplement, NYCB will issue the junior subordinated debentures in registered form only, without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, NYCB or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

          NYCB will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and the prospectus supplement. However, at NYCB's option, it may pay any interest by check mailed to the registered holders of junior subordinated debentures at their registered addresses.

Global Junior Subordinated Debentures

          The indenture provides that NYCB may issue junior subordinated debentures in global form. The applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global junior subordinated debentures may exchange their interest for junior subordinated debentures of that series and of like tenor and principal amount in any authorized form and denomination.

Subordination

          The junior subordinated debentures will be subordinated and junior in right of payment to other indebtedness of NYCB as described in the applicable prospectus supplement.

Certain Covenants of NYCB

          If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities and:

          .    an event of default has occurred and is continuing;

          . NYCB is in default relating to its payment of any obligations under the preferred securities guarantee; or

          . NYCB has given notice of its election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, is continuing;

then

          . NYCB will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any payment with respect to its preferred securities guarantee other than:

               (1) repurchases, redemptions or other acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

               (2) as a result of an exchange or conversion of any class or series of NYCB's capital stock for any other class or series of NYCB's capital stock; or

               (3) the purchase of fractional interests in shares of NYCB's capital stock pursuant to the conversion or exchange provisions of that NYCB capital stock or the security being converted or exchanged; and

          . NYCB will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debentures.

So long as the junior subordinated debentures remain outstanding, NYCB will covenant to:

          . directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor of NYCB succeeds to its ownership of the common securities;

          .    use its reasonable efforts to cause the applicable trust to:

               (1) remain a statutory business trust, except in connection with the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations, each as permitted by the declaration which established the trust; and

               (2) otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

          . use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.

Consolidation, Mergers and Sales of Assets

          Unless otherwise indicated in the applicable prospectus supplement, NYCB may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

          . the resulting corporation, if other than NYCB, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

               (1) pay or deliver the principal or maturity consideration of, and any premium, or interest on, the junior subordinated debentures; and

               (2) perform and observe all of our other obligations under the indenture; and

          . neither NYCB nor any successor corporation, as the case may be, is, immediately after any consolidation or merger, in default under the indenture.

          The indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indenture does not contain any provision which would protect the holders of the junior subordinated debentures against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

          The indenture provides that the following are events of default relating to the junior subordinated debentures:

          . default in the payment of the principal of, or premium, if any, on, any junior subordinated debenture when due;

          . default in the payment of any interest on any junior subordinated debenture when due, which continues for 30 days; provided, however, a valid extension of an interest payment by NYCB will not constitute an event of default;

          . default in the performance of any other covenant or obligation in respect of the junior subordinated debenture, which continues for 90 days after written notice; and

          . specified events of bankruptcy, insolvency or reorganization of NYCB or, with certain exceptions, the applicable trust.

          If an indenture event of default occurs and is continuing, the debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately.

          The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee. The majority holders may not waive a payment default on the junior subordinated debentures which has become due solely by acceleration.

          The holders of a majority in principal amount of the junior subordinated debentures of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the indenture or exercising any trust or power conferred on the debenture trustee with respect to that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

          The indenture requires the annual filing by NYCB with the debenture trustee of a certificate as to the absence of certain defaults under the indenture.

          The debenture trustee may withhold notice of any event of default from the holders of the junior subordinated debentures, except in the payment of principal, interest or premium, if the trustee considers it in the interest of those holders to do so.

Distribution of the Junior Subordinated Debentures

          Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, after satisfaction of liabilities to creditors of the trust, junior subordinated debentures may be distributed to the holders of the trust securities in liquidation of that trust. See "Description of the Preferred Securities" in the accompanying prospectus supplement.

          If the junior subordinated debentures are distributed to the holders of the preferred securities, NYCB will use its best efforts to have the junior subordinated debentures listed on the Nasdaq National Market or on such other national securities exchange or similar organization on which the preferred securities are then listed or quoted.

Modification of the Indenture

          Modifications and amendments to the indenture may be made by NYCB and the debenture trustee with the consent of the holders of a majority in aggregate principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected:

          .    modify the payment terms of the junior subordinated debentures;
               or

          . reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by NYCB with any covenant or past default.

          If the junior subordinated debentures are held by a trust or a trustee of a trust, the supplemental indenture will not be effective until the holders of a majority in liquidation amount of trust securities of that trust have consented to the supplemental indenture. However, if the consent of the holder of each outstanding junior subordinated debenture is required, the supplemental indenture will not be effective until each holder of the trust securities of that trust, has consented to the supplemental indenture.

          We and the debenture trustee may also amend and modify the indenture without the consent of any holder under certain circumstances described in the indenture.

Defeasance and Discharge

          The indenture provides that NYCB, at its option:

          (1) will be discharged from all obligations in respect of the junior subordinated debentures of a series, except for obligations to register the transfer or exchange of junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures, maintain paying agencies and hold moneys for payment in trust; or

          (2) need not comply with specified restrictive covenants of the indenture;

in each case if NYCB deposits, in trust, money or U.S. government obligations in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the junior subordinated debentures when those payments are due.

          To exercise any such option, NYCB is required to deliver an opinion of counsel that:

          . the deposit and related defeasance would not cause the holders of the junior subordinated debentures of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (1) above, the opinion will be accompanied by a private letter ruling to that effect received by NYCB from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

          . if listed on any national securities exchange, the junior subordinated debentures would not be delisted from that exchange as a result of the exercise of the defeasance option.

Governing Law

          The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Debenture Trustee

          The trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that we currently have outstanding.

          The occurrence of any default under either of the indenture or the senior or subordinated indentures between NYCB and the debenture trustee relating to NYCB's senior and subordinated debt securities, which may also be issued under this registration statement, could create a conflicting interest for the debenture trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the debenture trustee has acquired a conflicting interest, the debenture trustee would generally be required by the Trust Indenture Act to eliminate the conflicting interest or resign as trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture or with respect to the junior subordinated debentures issued under the indenture. If the debenture trustee resigns, NYCB is required to promptly appoint a successor trustee with respect to the affected securities.

          The Trust Indenture Act also imposes certain limitations on the right of the debenture trustee, as a creditor of NYCB, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The debenture trustee will be permitted to engage in other transactions with NYCB, provided that if it acquires a conflicting interest within the meaning of section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

               EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES GUARANTEES

          As set forth in the declaration, the sole purpose of the trusts are to issue the trust securities and to invest the proceeds from that issuance and sale in the junior subordinated debentures.

          As long as payments of interest and other payments are made by NYCB when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

          . the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

          . the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

          . under the indenture, NYCB will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

          . the declaration further provides that the NYCB capital trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

          Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by NYCB to the extent described in this prospectus. If NYCB does not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the preferred securities. Each preferred securities guarantee is a subordinated guarantee in relation to the preferred securities. The preferred securities guarantee does not apply to any payment or distributions unless the trust has sufficient funds for the payment of those distributions. See "Description of the Preferred Securities Guarantees."

          The preferred securities guarantees cover the payment of distributions and other payments on the preferred securities only if and to the extent that NYCB has made a payment of interest or principal or other payments on the junior subordinated debentures. The preferred securities guarantees, when taken together with NYCB's obligations under the junior subordinated debentures and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the preferred securities.

          If NYCB fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the declaration allows the holders of the preferred securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, to the fullest extent permitted by law, any holder of preferred securities may directly sue NYCB to enforce these rights without first suing the property trustee or any other person or entity. See "Description of the Preferred Securities -- Book Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights" in the accompanying prospectus supplement.

          A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and that event is attributable to the failure of NYCB to pay interest or principal on the junior subordinated debentures on the date the interest or principal is otherwise payable. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing NYCB to enforce the property trustee's rights under the junior subordinated debentures. In connection with that direct action, NYCB will be subrogated to the rights of the holder of preferred securities under the declaration to the extent of any payment made by NYCB to that holder of preferred securities. Consequently, NYCB will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to that unpaid distribution from a trust.

          NYCB acknowledges that the guarantee trustee will enforce the preferred securities guarantees on behalf of the holders of the preferred securities. If NYCB fails to make payments under the preferred securities guarantees, the preferred securities guarantees allow the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantees, any holder of preferred securities may directly sue NYCB to enforce the guarantee trustee's rights under the preferred securities guarantees. The holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue NYCB to enforce the holder's right to receive payment under the preferred securities guarantees. The holder need not first (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or (2) sue the trust or any other person or entity.

          NYCB and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by NYCB of payments due on the preferred securities. See "Description of the Preferred Securities Guarantees -- General."

                              PLAN OF DISTRIBUTION

          NYCB may sell the junior subordinated debentures and any trust may sell preferred securities:

          .    directly to purchasers;

          .    through agents; or

          .    through underwriters or dealers.

          Offers or sales of those securities may include secondary market transactions by affiliates of NYCB.

          Offers to purchase preferred securities may be solicited directly by NYCB and/or any trust, as the case may be, or by agents designated by NYCB and/or any trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the preferred securities in respect of which this prospectus is delivered will be named, and any commissions payable by NYCB to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agency will be acting on a best efforts basis for the period of its appointment which is ordinarily five business days or less. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for NYCB in the ordinary course of business.

          If an underwriter or underwriters are utilized in the sale, NYCB will execute an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make releases of the preferred securities in respect of which this prospectus is delivered to the public.

          If a dealer is utilized in the sale of the preferred securities in respect of which this prospectus is delivered, NYCB and/or any trust, as the case may be, will sell those preferred securities to the dealer, as principal. The dealer may then resell those preferred securities to the public at varying prices to be determined by that dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by NYCB and/or any trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

          Underwriters, agents or their controlling persons may engage in transactions with and perform services for NYCB in the ordinary course of business.

          Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

          Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon on behalf of each of the trusts by Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, special Delaware counsel to the trusts. The validity of the junior subordinated debentures and the preferred securities guarantee and certain matters relating thereto will be passed upon for NYCB and certain United States federal income taxation matters will be passed upon for NYCB and the trusts by Muldoon Murphy & Faucette LLP, Washington, D.C.

                                     EXPERTS

          The consolidated financial statements of NYCB and subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the years in the three-year period ended December 31, 2001 have been incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The Report of KPMG LLP refers to changes, in 2001, in NYCB's methods of accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

================================================================================

                                     [Logo]

                       New York Community Capital Trust I

                       New York Community Capital Trust II

                      New York Community Capital Trust III

                       New York Community Capital Trust IV

                              Preferred Securities

    fully and unconditionally guaranteed, as described in this prospectus and the accompanying prospectus supplement, by

                        New York Community Bancorp, Inc.

                              --------------------

                                   PROSPECTUS

                                        , 2002
                                  ------

                              --------------------

================================================================================

********************************************************************************

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

********************************************************************************

                   SUBJECT TO COMPLETION, DATED APRIL 19, 2002

PROSPECTUS
                                     [logo]

                        New York Community Bancorp, Inc.
                       New York Community Capital Trust V
                           Equity Redeemable Preferred
                                Securities Units

                                   The Units:

Each unit being offered consists of:

     . a preferred security issued by New York Community Capital Trust V (the "trust"); and

     . a warrant to purchase shares of common stock of New York Community Bancorp, Inc.

                                   The Trust:

The trust is a Delaware business trust that:

     . sells preferred securities representing undivided beneficial interests in the trust to the public;

     . sells common securities representing undivided beneficial interests in the trust to New York Community Bancorp, Inc.;

     . uses the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of New York Community Bancorp, Inc.; and

     . distributes the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

                                 Distributions:

     . For each unit that you own, you will receive cumulative cash distributions on the liquidation amount of the preferred security. The rate at which cash distributions will be paid and the liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

                        New York Community Bancorp, Inc.:

     . New York Community Bancorp, Inc. will fully and unconditionally guarantee the payment by the trust of the preferred securities as described in this prospectus.

     This prospectus provides you with a general description of the units we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities that we are offering.

     These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     This prospectus may be used to offer and sell securities, only if accompanied by the prospectus supplement for those securities.

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                      The date of this prospectus is      , 2002
                                                    ------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities we are offering in two separate documents that progressively provide more detail:

..    this prospectus, which provides general information, some of which may not apply to your securities; and

..    the accompanying prospectus supplement, which describes the specific and final terms of your securities.

     If the terms of your securities vary between the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

..    the prospectus supplement; and

..    the prospectus.

          We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                   ----------

          Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS ..........................................................

WHERE YOU CAN FIND MORE INFORMATION ............................................

FORWARD-LOOKING STATEMENTS .....................................................

NEW YORK COMMUNITY BANCORP, INC. ...............................................

THE TRUST ......................................................................

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES ...............................

USE OF PROCEEDS ................................................................

REGULATION AND SUPERVISION .....................................................

DESCRIPTION OF UNITS ...........................................................

DESCRIPTION OF WARRANTS ........................................................

DESCRIPTION OF COMMON STOCK ....................................................

DESCRIPTION OF THE PREFERRED SECURITIES ........................................

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE ..............................

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES ..............................

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES
   AND THE PREFERRED SECURITIES GUARANTEE ......................................

PLAN OF DISTRIBUTION ...........................................................

LEGAL MATTERS ..................................................................

EXPERTS ........................................................................

                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell the units described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

          Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "NYCB," "we," "us," "our" or similar references mean New York Community Bancorp, Inc., references to the "Bank" mean New York Community Bank, and references to the "trust" mean New York Community Capital Trust V.

                       WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

          In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, the "Exchange Act". You may read and copy this information at the following locations of the SEC:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

                            Northeast Regional Office
                             The Woolworth Building
                                  233 Broadway
                            New York, New York 10279

                             Midwest Regional Office
                             500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

          You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

          The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

                               http://www.sec.gov
                               ------------------

          The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

          This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

       SEC Filings                         Period or Date (as applicable)
       -----------                         ------------------------------
Annual Report on Form 10-K       Year ended December 31, 2001, as filed on April
                                 1, 2002
Quarterly Reports on Form 10-Q
                                 -----------------------------------------------
Current Reports on Form 8-K
                                 -----------------------------------------------

          In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the units covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Item 9 of Form 8-K), as well as proxy statements.

          The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

                                   ----------

          You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                          Investor Relations Department
                        New York Community Bancorp, Inc.
                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100

          We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

          We have not included separate financial statements for the trust in this prospectus. We do not believe that holders of the units would find these financial statements meaningful because:

          . all of the voting securities of the trust will be owned, directly or indirectly, by NYCB, a reporting company under the Exchange Act;

          . the trust has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by NYCB;

          . NYCB's obligations described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities; and

          .    The trust does not file reports with the SEC.

                           FORWARD-LOOKING STATEMENTS

          This prospectus, including information included or incorporated by reference, contains statements which are not historical facts but "forward-looking statements" with respect to our financial condition, results of operations, plans, objectives, future performance and business, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents that we file with the SEC from time to time.

          These forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." Examples of forward looking statements include, but are not limited to, estimates with respect to our financial condition, expected or anticipated revenue, results of operations and our business, including with respect to:

          . earnings growth (on both a generally accepted accounting principles, or "GAAP," and cash basis);

          .    revenue growth in retail banking, lending and other areas;

          . origination volume in our multi-family, consumer, commercial and other lending businesses;

          .    current and future capital management programs;

          . non-interest income levels, including fees from services and product sales;

          .    tangible capital generation;

          .    market share;

          .    expense levels; and

          .    other business operations and strategies,

each of which are subject to various factors which could cause actual results to differ materially from these estimates. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

          Factors which could have a material adverse effect on our operations and those of our subsidiaries include, but are not limited to, changes in:

          .    interest rates;

          .    general economic conditions;

          . monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

          .    war or terrorist activities;

          .    the quality or composition of the loan or investment portfolios;

          .    demand for loan products;

          .    deposit flows;

          .    real estate values;

          .    the level of defaults;

          . losses and prepayments on loans held by us in portfolio or sold in the secondary markets;

          .    demand for financial services in our market area;

          .    competition;

          . changes in accounting principles, policies, practices or guidelines;

          .    changes in legislation or regulation; and

          . other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

          These forward-looking statements are made as of the date of the applicable document, and, except as required by applicable law, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

          You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.

                        NEW YORK COMMUNITY BANCORP, INC.

          New York Community Bancorp, Inc. ("NYCB"), formerly known as Queens County Bancorp, Inc., was incorporated in the State of Delaware on July 20, 1993 as the holding company for New York Community Bank, formerly known as Queens County Savings Bank, the first savings bank chartered by the State of New York in the Borough of Queens, on April 14, 1859. NYCB acquired all of the stock of the Bank upon its conversion from a New York State-chartered mutual savings bank to a New York State-chartered stock form savings bank on November 23, 1993.

          On November 21, 2000, the Company changed its name from Queens County Bancorp, Inc. to New York Community Bancorp, Inc., in anticipation of its acquisition of Haven Bancorp, Inc. ("Haven"), parent company of CFS Bank. On November 30, 2000, Haven was merged with and into the Company, and on January 31, 2001, CFS Bank merged with and into New York Community Bank.

          On July 31, 2001, the Company completed a merger-of-equals with Richmond County Financial Corp. ("Richmond County"), parent company of Richmond County Savings Bank. At the same time, Richmond County Savings Bank merged with and into the Bank.

          The Bank currently serves its customers through a network of 114 banking offices including 53 traditional branches, 60 in-store branch offices and one convenience center in New York City, Long Island, Rockland and Westchester counties, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. The Bank is in the process of opening a new branch on Staten Island, New York and a new branch in Nassau County. The Bank also expects its sale of seven New Jersey and Rockland County branches to be completed in May 2002.

          In addition to operating the largest supermarket banking franchise in the metro New York region, the Bank is the second largest producer of multi-family mortgage loans in the City of New York.

          The Company recorded total assets of $9.3 billion at March 31, 2002, including total loans of $5.5 billion, and total deposits of $5.4 billion, including core deposits of $3.2 billion.

          The Bank is subject to comprehensive regulation, examination and supervision by the New York State Banking Department, the "NYSBD," and the Federal Deposit Insurance Corporation, the "FDIC". NYCB is subject to regulation, examination and supervision by the Federal Reserve Board, the "FRB," as a bank holding company.

          NYCB's principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590 and its telephone number is (516) 683-4100.

          Additional information about New York Community Bancorp, Inc. and its subsidiaries is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 2 of this prospectus.

                                    THE TRUST

          The trust is a statutory business trust formed under Delaware law pursuant to a declaration of trust, the "initial declaration," executed by NYCB, as sponsor for the trust, and the NYCB capital trustees, as defined below, for the trust, and the filing of a certificate of trust with the Delaware Secretary of State.

          The trust exists for the exclusive purposes of:

          . issuing the preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

          . investing the gross proceeds of the preferred securities and the common securities, together the "trust securities," in junior subordinated debentures issued by NYCB; and

          . engaging in only those other activities necessary or incidental to the activities described in the previous two bullets.

          All of the common securities will be directly or indirectly owned by NYCB. The common securities of the trust will rank equally, and payments will be made pro rata, with the preferred securities of other similar trusts, except that upon an event of default under the declaration (as defined below), the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. NYCB will, directly or indirectly, purchase common securities of the trust in an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

          The trust's business and affairs will be conducted by the trustees, the "NYCB capital trustees." Unless an event of default has occurred and is continuing, as a direct or indirect holder of all the common securities, NYCB will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the NYCB capital trustees of the trust. The duties and obligations of the NYCB capital trustees will be governed by the declaration of the trust. One or more of the NYCB capital trustees for the trust will be persons who are employees or officers of or persons affiliated with NYCB, the "administrative trustees." One NYCB capital trustee of the trust will be a financial institution which will be unaffiliated with NYCB and which will act as property trustee under the declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended, the "Trust Indenture Act," pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in Delaware, and otherwise meets the requirements of applicable law, one NYCB capital trustee of the trust will have its principal place of business or reside in the State of Delaware.

          The trust has a term of approximately 40 years, but may dissolve earlier as provided in the applicable declaration.

          NYCB will pay all fees and expenses related to the trust and the offering of trust securities.

          The office of the Delaware trustee for each trust in Delaware, and its principal place of business is Wilmington Trust Company, Attention: Corporate Trust Administration, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of the trust will be c/o New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

          NYCB's consolidated ratios of earnings to fixed charges were as follows for the period presented:

                                       Three Months
                                      Ended March 31,        Year Ended December 31,
                                      ---------------   --------------------------------
                                            2002        2001   2000   1999   1998   1997
                                      ---------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits ....         3.28        3.25   1.90   2.72   3.10   4.43
Including Interest on Deposits ....         2.15        1.80   1.44   1.70   1.68   1.68

----------

          For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and extraordinary item plus fixed charges, excluding capitalized interest. "Fixed charges" consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

                                 USE OF PROCEEDS

          The trust will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from NYCB. NYCB intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes unless otherwise indicated in the prospectus supplement. NYCB's general corporate purposes may include repurchasing its outstanding common stock, financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to, or funding investments in, its subsidiaries and repaying, reducing or refinancing indebtedness. The precise amounts and the timing of NYCB's use of the net proceeds will depend upon market conditions, its subsidiaries' funding requirements, the availability of other funds and other factors. Until NYCB uses the net proceeds for general corporate purposes, it will use the net proceeds to reduce its indebtedness or for temporary investments. NYCB expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance its corporate strategies, to fund its subsidiaries, to finance acquisitions or otherwise.

                           REGULATION AND SUPERVISION

          Our principal subsidiary, New York Community Bank, is a New York State-chartered savings bank and is subject to regulation and supervision by the NYSBD, its chartering agency, and by the FDIC. As the holding company for New York Community Bank, NYCB is a bank holding company subject to regulation and supervision by the FRB.

          Because we are a holding company, our rights and the rights of our creditors, including the holders of the securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

          In addition, dividends, loans and advances from New York Community Bank are restricted by federal and state statutes and regulations. Under applicable banking statutes, at March 31, 2002, the Bank could have declared additional dividends of approximately $195.1 million without further regulatory approval. The FDIC, the FRB and the NYSBD also have the authority to limit further the Bank's payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

          In addition, there are various statutory and regulatory limitations on the extent to which New York Community Bank can finance or otherwise transfer funds to us or to our nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. These general extensions of credit by New York Community Bank to us or a nonbanking subsidiary are limited in amount to 10% of its capital and surplus and, with respect to us and all such nonbanking subsidiaries, to an aggregate of 20% of its capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

          For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2001 and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

          Changes to the laws and regulations can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries' financial condition or results of operations.

                              DESCRIPTION OF UNITS

          We may issue units comprised of a warrant to purchase common stock and a preferred security. The warrants and preferred securities that comprise the units are further described in "Description of Warrants" and "Description of the Preferred Securities." Units will be issued under a unit agreement with a unit agent designated in the appropriate prospectus supplement. The following summary of the provisions of the unit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the unit agreement. The unit agreement will be filed as an exhibit to or incorporated by reference in the registration statement. We urge you to read the unit agreement and the form of the unit, and the warrant agreement (including the definitions of terms) because they, and not this description, define the rights of holders of the units.

          If units are offered, the appropriate prospectus supplement will describe the terms of the units, including the following:

..         all terms of the units and of the warrants and preferred securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately, distributions to which unitholders will be entitled and circumstances under which distributions will be paid;

..         effects of a change in control of NYCB on the unitholders;

..         a description of the terms of any agreement to be entered into between us and a bank or trust company as unit agent governing the units; and

..         a description of the provisions for the payment, settlement, transfer or exchange of the units.

          We and the unit agent may amend the terms of the unit agreement without the consent of the unitholders for the purpose of curing any ambiguity or correcting or supplementing any inconsistent provision therein or in any other manner we deem necessary or desirable and which will not adversely affect the interests of the affected holders. In addition, the unit agreement will contain provisions permitting us and the unit agent, with the consent of the holders of a majority of the outstanding units to modify the rights of the unitholders and the terms of the unit agreement, except that no modification may, without the consent of the holder of each outstanding unit affected thereby:

..         materially adversely affect the holders' rights under any unit; or

..         reduce the aforesaid percentage of outstanding units the consent of holders of which is required for the modification or amendment of the provisions of the unit agreement.

                             DESCRIPTION OF WARRANTS

          We may issue units comprised of a warrant and a preferred security. The warrant to be issued in connection with the units will be convertible into shares of NYCB common stock. The warrant and the related preferred security may be separated and traded separately from each other. Warrants will be issued under a warrant agreement with a warrant agent designated in the appropriate prospectus supplement. The following summary of the provisions of the warrant agreement and form of warrant is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the form of warrant. The warrant agreement and the form of warrant will be filed as exhibits to or incorporated by reference in the registration statement. We urge you to read the warrant agreement, including the form of the warrant (including the definitions of terms) because they, and not this description, define the rights of holders of the warrants (including as a component of the units).

          If units are offered, the prospectus supplement relating to the units will describe the terms of the warrants offered in connection with the units and the warrant agreement relating to the warrant, including the following:

..         the offering price;

..         the number of shares of common stock purchasable upon exercise of the warrant and the price at which such number of shares of common stock may be purchased upon such exercise;

..         if applicable, the designation and terms of the series of common stock with which such warrants are being offered and the number of such warrants being offered with each share of common stock;

..         the dates on which the right to exercise such warrants shall commence and expire;

..         any applicable anti-dilution provisions;

..         any applicable redemption or call provisions;

..         the circumstances under which the warrant exercise price may be adjusted;

..         the terms of the preferred security with which the warrant is issued;

..         the extent to which the warrant and the related preferred security will be separately transferable;

..         if applicable, a discussion of certain Federal income tax
          consequences;

..         whether the warrant or related preferred security will be listed on any securities exchange;

..         the warrant agent; and

..         any other terms of such warrants. Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Exercise of Warrants

          Each warrant will entitle the holder thereof to purchase such shares of common stock at the exercise price set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended, unexercised warrants will become void.

          Warrants may be exercised by delivering to the warrant agent the warrant certificate and payment as provided in the applicable prospectus supplement of the amount required to purchase such shares of common stock. The date on which such warrant certificate and payment are received by the warrant agent shall be the date on which the warrant is exercised and common stock issued. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Modification

          We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders for the purpose of curing any ambiguity or correcting any inconsistent provision therein or in any other manner we deem necessary or desirable and which will not adversely affect the interests of the holders in any respect. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the owners of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised or otherwise materially and adversely affect the rights of the owners of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected owners.

Enforceability of Rights of Warrantholders; Governing Law

          The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant may, without anyone else's consent, enforce by appropriate legal action, on its own behalf, its right to exercise the warrant in the manner provided therein or in the warrant agreement. A warrantholder will not be entitled to any of the rights of a holder of the common stock or other securities purchasable upon the exercise of the warrant before exercising the warrant.

Unsecured Obligations

          The warrants are our unsecured contractual obligations and will rank equally with all of our other unsecured contractual obligations and our unsecured and unsubordinated debt. Since most of our assets are owned by our subsidiaries, our rights and the rights of our creditors, including warrantholders, to participate in the distribution or recapitalization will be subject to the prior claim of that subsidiary's creditors.

                           DESCRIPTION OF COMMON STOCK

Company

          NYCB, which is incorporated under the General Corporation Law of the State of Delaware, is authorized to issue 150,000,000 shares of its common stock, $0.01 par value, of which 102,182,204 shares were issued and outstanding as of March 31, 2002. NYCB's board of directors may at any time, without additional approval of the holders of common stock, issue additional authorized but previously unissued shares of common stock.

Voting Rights

          The holders of common stock are entitled to one vote per share on all matters presented to shareholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

          The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by NYCB before such securities are offered to others. The absence of preemptive rights increases NYCB's flexibility to issue additional shares of common stock in connection with NYCB's acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

          Holders of common stock are entitled to receive dividends ratably when, as and if declared by NYCB's board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware Law, NYCB may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its subsidiary Bank are the primary source of funds available to NYCB for payment of dividends to its stockholders and for other needs. NYCB's board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including NYCB's earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as NYCB's board of directors deems relevant. See "Regulation and Supervision."

          NYCB's principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities.

Liquidation

          Upon liquidation, dissolution or the winding up of the affairs of NYCB, holders of common stock are entitled to receive their pro rata portion of the remaining assets of NYCB after the holders of NYCB's preferred stock have been paid in full any sums to which they may be entitled.

Certain Charter and Bylaw Provisions Affecting Stock

          NYCB's Certificate of Incorporation and Bylaws contain several provisions that may make NYCB a less attractive target for an acquisition of control by anyone who does not have the support of NYCB's board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, and the limitation that stockholders actions without a meeting may only be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to NYCB's Certificate of Incorporation, as amended, and Bylaws both of which are on file with the SEC.

Restrictions on Ownership

          The Bank Holding Company Act of 1956, "the BHC Act," generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of NYCB. "Control" is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the FRB before acquiring 5% or more of the voting stock of NYCB. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as NYCB, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

NYCB Stockholder Protection Rights Agreement

          The following is a description of the rights issued under the NYCB stockholder protection rights agreement, as amended. This description is subject to, and is qualified in its entirety by reference to, the text of the rights agreement. A description of the rights agreement specifying the terms of the rights has been included in reports filed by NYCB under the Securities Exchange Act. See "Where You Can Find More Information" on Page 2.

          Each issued share of NYCB common stock has attached to it one right issued pursuant to a Stockholder Protection Rights Agreement, dated as of January 16, 1996 and amended on March 27, 2001, between NYCB and Mellon Investor Services L.L.C., as rights agent. Each right entitles its holder to purchase one one-hundredth of a share of participating preferred stock of NYCB at an exercise price of $120, subject to adjustment, after the separation time, which means after the close of business on the earlier of

          . the tenth business day after commencement of a tender or exchange offer that, if consummated, would result in the offeror becoming an "acquiring person," which is defined in the rights agreement as a person beneficially owning 10% or more of the outstanding shares of NYCB common stock; and

          . the tenth business day after the first date of public announcement that a person has become an acquiring person, which is also called the flip-in date.

          The rights are not exercisable until the business day following the separation time. The rights expire on the earlier of

          .    the close of business on January 16, 2006;

          .    redemption, as described below;

          .    an exchange for common stock, as described below; or

          . the merger of NYCB into another corporation pursuant to an agreement entered into prior to a flip-in date.

          The NYCB board of directors may, at any time prior to the occurrence of a flip-in date, redeem all the rights at a price of $0.01 per right.

          If a flip-in date occurs, each right, other than those held by the acquiring person or any affiliate or associate of the acquiring person or by any transferees of any of these persons, will constitute the right to purchase shares of NYCB common stock having an aggregate market price equal to $240 in cash, subject to adjustment. In addition, the NYCB board of directors may, at any time between a flip-in date and the time that an acquiring person becomes the beneficial owner of more than 50% of the outstanding shares of NYCB common stock, elect to exchange the rights for shares of NYCB common stock at an exchange ratio of one share of NYCB common stock per right.

          Under the rights agreement, after a flip-in date occurs, NYCB may not consolidate or merge, or engage in other similar transactions, with an acquiring person without entering into a supplemental agreement with the acquiring person providing that, upon consummation or occurrence of the transaction, each right shall thereafter constitute the right to purchase common stock of the acquiring person having an aggregate market price equal to $240 in cash, subject to adjustment.

          These rights may not prevent a takeover of NYCB. The rights, however, may have antitakeover effects. The rights may cause substantial dilution to a person or group that acquires 10% or more of the outstanding NYCB common stock unless the rights are first redeemed by the NYCB board of directors.

          On March 27, 2001, NYCB and Mellon amended the rights agreement to substantially prevent the merger agreement with Richmond County, the stock option agreements, and the merger with Richmond County from triggering the provisions of the rights agreement.

                     DESCRIPTION OF THE PREFERRED SECURITIES

          The preferred securities, which form a part of the units and which, under certain circumstances, will trade separately from the warrants also forming a part of the units, will be issued pursuant to the declaration (as described below). The trust may issue only one series of preferred securities having terms described in the accompanying prospectus supplement. The series of preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust, a "declaration." The declaration will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act.

          The preferred securities will have those terms, including distribution, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the declaration or made part of the declaration by the Trust Indenture Act. The terms of the preferred securities will mirror the terms of the junior subordinated debentures of NYCB in which the trust invests the proceeds from the sale of preferred securities. The terms of the preferred securities and the junior subordinated debentures are described in the accompanying prospectus supplement and may include:

          .    the distinctive designation of the preferred securities;

          .    the number of preferred securities issuable by the trust;

          . the right of the unitholders to have the preferred securities in certain circumstances remarketed;

          . the annual distribution rate, or method of determining that rate (including the adjustment that would occur upon remarketing), for preferred securities and the date or dates upon which those distributions will be payable;

          . whether distributions on preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

          .    when a remarketing event will occur;

          .    when a failed remarketing has occurred;

          . the amount or amounts which will be paid out of the assets of the trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of that trust;

          . the obligation, if any, of the trust to purchase (including when the unit holder exercises its warrants or when a change of control occurs) or redeem preferred securities issued by that trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by that trust will be purchased or redeemed, in whole or in part, pursuant to that obligation;

          . the voting rights, if any, of holders of preferred securities in addition to those required by law or described in this prospectus supplement, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, as a condition to specified action or amendments to the declaration of the trust;

          . the terms and conditions, if any, upon which NYCB can redeem the junior subordinated debentures prior to the first optional redemption date, if any;

          . the terms and conditions, if any, upon which the junior subordinated debentures owned by the trust may be distributed to holders of preferred securities;

          if applicable, any securities exchange upon which the preferred securities will be listed; and

          any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities not inconsistent with the declaration or with applicable law.

          All preferred securities will be guaranteed by NYCB to the extent set forth below under "Description of the Preferred Securities Guarantees."

          Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating to the offering.

Deferral of Distributions of Preferred Securities

          So long as NYCB is not in default of interest on the junior subordinated debentures, and so long as a failed remarketing has not occurred. NYCB may, on one or more occasions, defer payments of interest on the junior subordinated debentures as described under "Description of Junior Subordinated Debentures--Deferral of Distributions of Purchased Securities." In the event NYCB elects to defer interest payments on any series of its junior subordinated debentures, the trust will also defer distributions on its preferred securities. During this deferral period, distributions will continue to accrue at the rate specified in the prospectus supplement. If NYCB elects to defer interest payments on the junior subordinated debentures, it will be restricted from making payments on its capital stock and other capital instruments as described in the prospectus supplement.

Voting Rights

          Except as described in this prospectus, under the Delaware Business Trust Act, the Trust Indenture Act, under "Description of the Preferred Securities Guarantees -- Modification of the Preferred Securities Guarantees; Assignment" in this prospectus, and under any prospectus supplement relating to the issuance of a series of preferred securities, and as otherwise required by law and the declarations, the holders of the preferred securities will have no voting rights.

          The holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct any proceeding for any remedy available to the property trustee so long as the property trustee receives the tax opinion discussed below. The holders also have the right to direct the property trustee under the declaration to:

          (1) direct any proceeding for any remedy available to the trustee of the indenture under which the junior subordinated debentures will be issued and purchased by the trust, or exercising any trust or power conferred on the debenture trustee;

          (2) waive any past indenture event of default that is waivable under the indenture;

          (3) consent to any amendment, modification or termination where that consent is required.

          If there is an event of default on the preferred securities, and that default is a result of a payment default under the junior subordinated debentures, the holders of the preferred securities may also sue NYCB directly, a "direct action," to enforce payment of the principal of, or interest on, the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder on or after the due date specified in the junior subordinated debentures.

          Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, called a "super majority," then only a super majority may direct the property trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of individual holders of the junior subordinated debentures, then only those individual holders may direct the property trustee to give that consent or take that action. If the property trustee fails to enforce its rights under the junior subordinated debentures, to the fullest extend permitted by law, any record holder of preferred securities may directly sue NYCB to enforce the property trustee's rights under the junior subordinated debentures. The record holder does not have to sue the property trustee or any other person or entity before enforcing his or her rights.

          The property trustee is required to notify all holders of the preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the property trustee, the property trustee will not take any of the actions described in clauses (1), (2) or (3) above unless the property trustee receives an opinion of a nationally recognized independent tax counsel stating that, as a result of that action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

          If the consent of the property trustee is required under the indenture for any amendment, modification or termination of the indenture, the property trustee is required to request the written

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

direction of the holders of the trust securities. In that case, the property trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority or an individual holder, however, the property trustee may only give that consent at the direction of the holders of the same super majority of the holders of the trust securities or that individual holder, as applicable. The property trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the property trustee has obtained a tax opinion to the effect described above.

          A waiver of an indenture event of default by the property trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.

          Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

          . the date of the meeting or the date by which the action is to be taken;

          . a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote or of the matter upon which written consent is sought; and

          .    instructions for the delivery of proxies or consents.

          No vote or consent of the holders of preferred securities will be required for the trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.

          Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by NYCB or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, NYCB, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

          Holders of the preferred securities generally will have no rights to appoint or remove the NYCB capital trustees. Instead, the trustees may be appointed, removed or replaced solely by NYCB as the indirect or direct holder of all of the common securities.

Common Securities

          In connection with the issuance of preferred securities, the trust will issue one series of common securities having the terms (including distributions, redemption, voting, liquidation rights or such restrictions) as will be set forth in the prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless an event of default has occurred and is continuing, the common securities NYCB capital carry the right to vote and to appoint, remove or replace any of the trustees. All of the common securities of the trust will be directly or indirectly owned by NYCB.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

          Set forth below is a summary of information concerning the preferred securities guarantee which will be executed and delivered by NYCB for the benefit of the holders from time to time of preferred securities. The preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of the preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. The summary of the material terms of the preferred securities guarantee is not intended to be complete and is qualified in all respects by the provisions of the form of preferred securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. The preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the trust.

General

          NYCB will irrevocably and unconditionally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as "guarantee payments," will be guaranteed by NYCB, without duplication:

          . any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

          . the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

          . upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

          (1) the aggregate accreted value of the preferred securities and all accrued and unpaid distributions on the preferred securities to the date of payment; or

          (2) the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

          (3) NYCB's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by NYCB to the holders of preferred securities or by causing the trust to pay those amounts to those holders.

          (4) The preferred securities guarantee will not apply to any payment of distributions, except to the extent the trust will have funds available for those payments. If NYCB does not make interest payments on the junior subordinated debentures held by the trust for any period, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.

          (5) The preferred securities guarantee, when taken together with NYCB's obligations under the junior subordinated debenture, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by NYCB of payments due on the preferred securities.

          (6) NYCB has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the preferred securities guarantee, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of NYCB

          NYCB will agree that, so long as any preferred securities of the trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture, or if NYCB has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and that period or extension of that period is continuing, then:

          . NYCB will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto and will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debentures other than:

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

          . repurchases, redemptions or other acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB;

          . as a result of an exchange or conversion of any class or series of NYCB's capital stock for any other class or series of NYCB's capital stock; or

          . the purchase of fractional interests in shares of NYCB's capital stock pursuant to the conversion or exchange provisions of that NYCB capital stock or the security being converted or exchanged.

Modification of the Preferred Securities Guarantee; Assignment

          The preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assignees, receivers, trustees and representatives of NYCB and will be for the benefit of the holders of the preferred securities then outstanding.

Termination

          The preferred securities guarantee will terminate upon:

          .    full payment of the redemption price of all preferred securities;

          . distribution of the junior subordinated debentures to the holders of the trust securities; or

          . full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

          The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Events of Default

          An event of default under the preferred securities guarantee will occur upon the failure of NYCB to perform any of its payment or other obligations under the preferred securities guarantee.

          The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against NYCB to enforce the guarantee trustee's rights and the obligations of NYCB under the preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

Status of the Preferred Securities Guarantee

          Unless otherwise specified in the prospectus supplement, the preferred securities guarantee will constitute an unsecured obligation of NYCB and will rank:

          . subordinate and junior in right of payment to all other liabilities of NYCB, except those made equal or subordinate by their terms;

          . equally with the most senior preferred or preference stock now or hereafter issued by NYCB and with any guarantee now or hereafter entered into by NYCB in respect of any preferred or preference stock of any affiliate of NYCB; and

          .    senior to NYCB common stock.

          The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

          The preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Information Concerning the Guarantee Trustee

          Prior to the occurrence of a default relating to the preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

Governing Law

          The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

          NYCB may issue junior subordinated debentures from time to time in one or more series under an indenture, between NYCB and Wilmington Trust Company, as trustee, the "debenture trustee," as supplemented by a supplemental indenture or a resolution of NYCB's board of directors or a special committee appointed by the board of directors. The indenture, as supplemented by the supplemental indenture, is called the "indenture." The terms of the junior subordinated debentures will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

          Set forth below is a description of the general terms of the junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the preferred securities being offered. The following description is not intended to be complete and is qualified by the indenture, the form of which is filed as an exhibit to the registration statement which contains this prospectus, and by the Trust Indenture Act.

General

          The junior subordinated debentures will be unsecured debt of NYCB. The junior subordinated debentures will be fully subordinated as described in the accompanying prospectus supplement under "Description of the Junior Subordinated Debentures--Subordination." The indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series.

          The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

          .    the designation of the junior subordinated debentures;

          . the aggregate principal amount of the junior subordinated debentures;

          . the percentage of their principal amount at which the junior subordinated debentures will be issued;

          . the date or dates on which the junior subordinated debentures will mature and the right, if any, to shorten or extend the maturity date or dates;

          . the rate or rates, if any, per annum, at which the junior subordinated debentures will bear interest, or the method of determination of the interest rate or rates (including the adjustment that would occur upon remarketing of the preferred securities);

          . the date or dates from which interest will accrue and the interest payment and record dates;

          . any right to extend the interest payment periods and the duration of that extension;

          . any provisions for redemption or purchase of the junior-subordinated debentures (including when, as described in the declaration, the unit holder exercises its warrants or when a change of control occurs); and

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

          .    any other specific terms of the junior subordinated debentures.

          If the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for that other currency or currency unit existing on or about the time a payment is due.

Additional Interest

          If, at any time, the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then NYCB will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.

Form, Exchange, Registration, Transfer and Payment

          Unless otherwise indicated in the applicable prospectus supplement, NYCB will issue the junior subordinated debentures in registered form only, without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, NYCB or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

          NYCB will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and the prospectus supplement. However, at NYCB's option, it may pay any interest by check mailed to the registered holders of junior subordinated debentures at their registered addresses.

Global Junior Subordinated Debentures

          The indenture provides that NYCB may issue junior subordinated debentures in global form. The applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global junior subordinated debentures may exchange their interest for junior subordinated debentures of that series and of like tenor and principal amount in any authorized form and denomination.

Subordination

          The junior subordinated debentures will be subordinated and junior in right of payment to other indebtedness of NYCB as described in the prospectus supplement.

Certain Covenants of NYCB

          If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities and:

          .    an event of default has occurred and is continuing;

          . NYCB has given notice of its election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, is continuing;

then

          . NYCB will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any payment with respect to any guarantee by NYCB of the debt securities of any subsidiary of NYCB if such guarantee ranks on a parity with or junior in interest to the junior subordinated debentures and will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debentures other than:

               (1) repurchases, or acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB;

               (2) dividends or distributions in capital stock (or rights to acquire capital stock) of NYCB; or

               (3)  payments under the preferred securities guarantee; or

               (4) any declarations of a dividend in connection with the implementation of a shareholders' rights plan, or the issuances of stock under any such plan in the future, or redemptions or repurchases of any rights pursuant to a rights agreement; and

               (5) repurchases of capital stock of NYCB in connection with the satisfaction by NYCB of its obligations pursuant to any acquisition of business made by NYCB (which repurchases are made in connection with the satisfaction of indemnification obligations of the seller of such businesses).

So long as the junior subordinated debentures remain outstanding, NYCB will covenant to:

          . directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor of NYCB succeeds to its ownership of the common securities;

          .    use its reasonable efforts to cause the trust to:

               (1) remain a statutory business trust, except in connection with the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations, each as permitted by the declaration; and

               (2) otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

          . use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.

Consolidation, Mergers and Sales of Assets

          Unless otherwise indicated in the prospectus supplement, NYCB may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

          . the resulting corporation, if other than NYCB, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

               (1) pay or deliver the principal or maturity consideration of, and any premium, or interest on, the junior subordinated debentures; and

               (2) perform and observe all of our other obligations under the indenture, and

          . neither NYCB nor any successor corporation, as the case may be, is, immediately after any consolidation or merger, in default under the indenture.

          The indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indenture does not contain any provision which would protect the holders of the junior subordinated debentures against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

          The indenture provides that the following are events of default relating to the junior subordinated debentures:

          . default in the payment of the principal of, or premium, if any, on, any junior subordinated debenture when due;

          . default in the payment of any interest on any junior subordinated debenture when due, which continues for 30 days; provided, however, a valid extension of an interest payment by NYCB will not constitute an event of default;

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

          . default in the performance of any other covenant or obligation in respect of the junior subordinated debenture, which continues for 90 days after written notice;

          . specified events of bankruptcy, insolvency or reorganization of NYCB or, with certain exceptions, the trust.

          If an indenture event of default occurs and is continuing, the debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately.

          The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee. The majority holders may not waive a payment default on the junior subordinated debentures which has become due solely by acceleration.

          The holders of a majority in principal amount of the junior subordinated debentures of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the indenture or exercising any trust or power conferred on the debenture trustee with respect to that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

          The indenture requires the annual filing by NYCB with the debenture trustee of a certificate as to the absence of certain defaults under the indenture.

          The debenture trustee may withhold notice of any event of default from the holders of the junior subordinated debentures, except in the payment of principal, interest or premium, if the trustee considers it in the interest of those holders to do so.

Distribution of the Junior Subordinated Debentures

          Under circumstances discussed more fully in the prospectus supplement involving the dissolution of the trust, after satisfaction of liabilities to creditors of the trust, junior subordinated debentures may be distributed to the holders of the trust securities in liquidation of that trust. See "Description of the Preferred Securities -- Distribution of the Junior Subordinated Debentures" in the accompanying prospectus supplement.

Modification of the Indenture

          Modifications and amendments to the indenture may be made by NYCB and the debenture trustee with the consent of the holders of a majority in aggregate principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected:

          .    modify the payment terms of the junior subordinated debentures;
               or

          . reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by NYCB with any covenant or past default.

          If the junior subordinated debentures are held by a trust or a trustee of a trust, the supplemental indenture will not be effective until the holders of 66 2/3% in aggregate stated liquidation amount of trust securities of that trust have consented to the supplemental indenture. However, if the consent of the holder of each outstanding junior subordinated debenture is required, the supplemental indenture will not be effective until each holder of the trust securities of that trust, has consented to the supplemental indenture.

          We and the debenture trustee may also amend and modify the indenture without the consent of any holder under certain circumstances described in the indenture.

Defeasance and Discharge

          The indenture provides that NYCB, at its option:

          (1) will be discharged from all obligations in respect of the junior subordinated debentures of a series, except for obligations to register the transfer or exchange of junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures, maintain paying agencies and hold moneys for payment in trust; or

          (2) need not comply with specified restrictive covenants of the indenture;

in each case if NYCB deposits, in trust, money or U.S. government obligations in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the junior subordinated debentures when those payments are due.

          To exercise any such option, NYCB is required to deliver an opinion of counsel that:

          . the deposit and related defeasance would not cause the holders of the junior subordinated debentures of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (1) above, the opinion will be accompanied by a private letter ruling to that effect received by NYCB from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

          . if listed on any national securities exchange, the junior subordinated debentures would not be delisted from that exchange as a result of the exercise of the defeasance option.

Governing Law

          The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Debenture Trustee

          The occurrence of any default under either of the indenture or the senior or subordinated indentures between NYCB and the debenture trustee relating to NYCB's senior and subordinated debt securities, which may also be issued under this registration statement, could create a conflicting interest for the debenture trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the debenture trustee has acquired a conflicting interest, the debenture trustee would generally be required by the Trust Indenture Act to eliminate the conflicting interest or resign as trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture or with respect to the junior subordinated debentures issued under the indenture. If the debenture trustee resigns, NYCB is required to promptly appoint a successor trustee with respect to the affected securities.

          The Trust Indenture Act also imposes certain limitations on the right of the debenture trustee, as a creditor of NYCB, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The debenture trustee will be permitted to engage in other transactions with NYCB, provided that if it acquires a conflicting interest within the meaning of section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED
                             SECURITIES GUARANTEES

          As set forth in the declaration, the sole purposes of the trust are to issue the trust securities and to invest the proceeds from that issuance and sale in the junior subordinated debentures.

          As long as payments of interest and other payments are made by NYCB when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

          . the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

          . the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

          . under the indenture, NYCB will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust securities; and

          . the declaration further provides that the NYCB trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

          Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by NYCB to the extent described in this prospectus. If NYCB does not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the preferred securities. Each preferred securities guarantee is a subordinated guarantee in relation to the preferred securities. The preferred securities guarantee does not apply to any payment or distributions unless the trust has sufficient funds for the payment of those distributions. See "Description of the Preferred Securities Guarantees."

          The preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that NYCB has made a payment of interest or principal or other payments on the junior subordinated debentures. The preferred securities guarantee, when taken together with NYCB's obligations under the junior subordinated debentures and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the preferred securities.

          If NYCB fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the declaration allows the holders of the preferred securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, to the fullest extent permitted by law, any holder of preferred securities may directly sue NYCB to enforce these rights without first suing the property trustee or any other person or entity. See "Description of the Preferred Securities -- Book Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights" in the accompanying prospectus supplement.

          A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and that event is attributable to the failure of NYCB to pay interest or principal on the junior subordinated debentures on the date the interest or principal is otherwise payable. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing NYCB to enforce the property trustee's rights under the junior subordinated debentures. In connection with that direct action, NYCB will be subrogated to the rights of the holder of preferred securities under the declaration to the extent of any payment made by NYCB to that holder of preferred securities. Consequently, NYCB will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to that unpaid distribution from a trust.

          NYCB acknowledges that the guarantee trustee will enforce the preferred securities guarantee on behalf of the holders of the preferred securities. If NYCB fails to make payments under the preferred securities guarantee, the preferred securities guarantee allows the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantee, any holder of preferred securities may directly sue NYCB to enforce the guarantee trustee's rights under the preferred securities guarantee. The holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue NYCB to enforce the holder's right to receive payment under the preferred securities guarantee. The holder need not first (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or (2) sue the trust or any other person or entity.

          NYCB and the trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by NYCB of payments due on the preferred securities. See "Description of the Preferred Securities Guarantees -- General."

                              PLAN OF DISTRIBUTION

          NYCB may sell the junior subordinated debentures and the trust may sell preferred securities:

          .    directly to purchasers;

          .    through agents; or

          .    through underwriters or dealers.

          Offers or sales of those securities may include secondary market transactions by affiliates of NYCB.

          Offers to purchase preferred securities may be solicited directly by NYCB and/or the trust, as the case may be, or by agents designated by NYCB and/or the trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the preferred securities in respect of which this prospectus is delivered will be named, and any commissions payable by NYCB to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agency will be acting on a best efforts basis for the period of its appointment which is ordinarily five business days or less. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for NYCB in the ordinary course of business.

          If an underwriter or underwriters are utilized in the sale, NYCB will execute an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make releases of the preferred securities in respect of which this prospectus is delivered to the public.

          If a dealer is utilized in the sale of the preferred securities in respect of which this prospectus is delivered, NYCB and/or the trust, as the case may be, will sell those preferred securities to the dealer, as principal. The dealer may then resell those preferred securities to the public at varying prices to be determined by that dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by NYCB and/or the trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

          Underwriters, agents or their controlling persons may engage in transactions with and perform services for NYCB in the ordinary course of business.

          Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

          Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon on behalf of the trust by Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, special Delaware counsel to the trust. The validity of the junior subordinated debentures and the preferred securities guarantee and certain matters relating thereto will be passed upon for NYCB and certain United States federal income taxation matters will be passed upon for NYCB and the trust by Muldoon Murphy & Faucette LLP, Washington, D.C.

                                     EXPERTS

          The consolidated financial statements of NYCB and subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the years in the three-year period ended December 31, 2001 have been incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to changes in 2001, in NYCB's methods of accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

================================================================================

                                     [Logo]

                        New York Community Bancorp, Inc.

                       New York Community Capital Trust V

                  Equity Redeemable Preferred Securities Units

                               ------------------

                                   PROSPECTUS

                                        , 2002
                                  ------

                               ------------------

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement ...............................   $ 36,800
Listing Fees ........................................................     25,000
Legal Fees and Expenses .............................................    375,000
Accounting Fees and Expenses ........................................     50,000
Printing and Engraving Fees .........................................     75,000
Trustee's expenses ..................................................     25,000
Fees of rating agencies .............................................    150,000
Miscellaneous .......................................................      5,000
                                                                        --------
Total ...............................................................   $741,800
                                                                        ========

Item 15. Indemnification of Directors and Officers.

     NYCB's Certificate of Incorporation, Article 10, provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding, by reason of the fact that he or she is or was a director or an officer of NYCB or is or was serving at the request of NYCB as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by NYCB to the fullest extent authorized by the Delaware General Corporation Law ("DGCL") against all expense, liability and loss (including attorney's fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, except with respect to proceedings to enforce rights to indemnification, NYCB shall indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by NYCB's board of directors. The DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. However, indemnity may not be granted in respect of a claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. NYCB's Certificate of Incorporation provides that such rights to indemnification are contract rights and that the expenses incurred by such person will be paid in advance of a final disposition of any proceeding, provided, however, that if required under the DGCL, an advancement of expenses incurred by an person in his or her capacity as a director or officer shall be made only upon delivery to NYCB of an undertaking, by or on behalf of such person, to repay the amounts so advanced if it shall ultimately be determined by final adjudication that such person is not entitled to be indemnified for such expenses under
Article 10, Section B of NYCB's Certificate of Incorporation or otherwise.

     With respect to possible indemnification of directors, officers and controlling persons of NYCB for liabilities arising under the Securities Act of 1933 (the "Act") pursuant to such provisions, NYCB is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     The Declaration of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or NYCB of the trustees, their officers, directors and employees and certain other persons.

Item 16. Exhibits

Exhibits
--------

1(a)        --      Form of Underwriting Agreement for offering of Debt
                    Securities. (The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

1(b)        --      Form of Underwriting Agreement for offering of Preferred
                    Securities. (The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

1(c)        --      Form of Underwriting Agreement for offering of Common Stock.
                    (The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

1(d)        --      Form of Underwriting Agreement for offering of Units and
                    Warrants. (The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(a)        --      Form of Senior Indenture. *

4(b)        --      Form of Note for Senior Debt Securities. *

4(c)        --      Form of Subordinated Indenture. *

4(d)        --      Form of Note for Subordinated Debt Securities. *

4(e)        --      Certificate of Incorporation of New York Community Bancorp,
                    Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission, Registration No.
                    33-66852).

4(f)(i)     --      Certificate of Trust of New York Community Capital Trust I.*

4(f)(ii)    --      Certificate of Trust of New York Community Capital Trust
                    II.*

Exhibits
--------

4(f)(iii)   --      Certificate of Trust of New York Community Capital Trust
                    III.*

4(f)(iv)    --      Certificate of Trust of New York Community Capital Trust
                    IV.*

4(f)(v)     --      Certificate of Trust of New York Community Capital Trust V.*

4(g)(i)     --      Declaration of Trust of New York Community Capital Trust I.*

4(g)(ii)    --      Declaration of Trust of New York Community Capital Trust
                    II.*

4(g)(iii)   --      Declaration of Trust of New York Community Capital Trust
                    III.*

4(g)(iv)    --      Declaration of Trust of New York Community Bank Capital
                    Trust IV.*

4(g)(v)     --      Declaration of Trust of New York Community Capital Trust V.*

4(h)(i)     --      Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred
                    Securities.*

4(h)(ii)    --      Form of Amended and Restated Declaration of Trust to be used in connection with issuance of the Units. (The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(i)(i)     --      Form of Indenture relating to Junior Subordinated
                    Debentures.*

4(i)(ii)    --      Form of Indenture relating to Junior Subordinated Debentures issued in connection with Units.*

4(j)        --      Form of Supplemental Indenture to be used in connection with the issuance of the Junior Subordinated Debentures and Preferred Securities issued in connection with Units.*

4(k)(i)     --      Form of Preferred Security (included in Exhibit 4(h)(i)).*

4(k)(ii)    --      Form of Preferred Security (included in Exhibit 4(h)(ii))
                    issued in connection with Units.*

4(l)(i)     --      Form of Junior Subordinated Debenture (included in Exhibit
                    4(i)(i)).*

4(l)(ii)    --      Form of Junior Subordinated Debenture issued in connection with Units (included in Exhibit 4(i)(ii).*

4(l)(iii)   --      Form of Warrant (included in Exhibit 4(p)).

4(l)(iv)    --      Form of Unit Certificate (included in Exhibit 4(o)).

4(1)(v)     --      Specimen Common Stock Certificate (incorporated by reference to Exhibits filed with the Registration Statement on Form
                    S-1, Registration No. 33-66852).

4(m)(i)     --      Form of Preferred Securities Guarantee.*

Exhibits
--------

4(m)(ii)    --      Form of Preferred Securities Guarantee issued in connection with Units.*

4(n)(i)     --      Shareholder Protection Rights Agreement, dated as of January
                    16, 1996 and amended on March 27, 2001, between New York
                    Community Bancorp, Inc. and Register and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4 of New York Community Bancorp, Inc.'s Form 8-A filed with the
                    Securities and Exchange Commission on January 24, 1996, amended as reflected in Exhibit 4.2 to the Registration
                    Statement on Form S-4 filed with the Commission on April 25,
                    2001).

4(o)        --      Form of Unit Agreement between New York Community Bancorp,
                    Inc., New York Community Capital Trust V and        as
                                                                 ------
                    Warrant Agent, Property Trustee and Agent. The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4(p)        --      Form of Warrant Agreement between New York Community
                    Bancorp, Inc. and       . The form of such agreement will be
                                      ------
                    filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

5(a)(i)     --      Opinion of Muldoon Murphy & Faucette LLP as to legality of
                    Debt Securities, Junior Subordinated Debentures Common Stock and Warrants.*

5(b)(i)     --      Opinion of Morris, James, Hitchens & Williams LLP, as to
                    legality of the Preferred Securities - New York Community
                    Capital Trust I.*

5(b)(ii)    --      Opinion of Morris, James, Hitchens & Williams LLP, as to
                    legality of the Preferred Securities - New York Community
                    Capital Trust II.*

5(b)(iii)   --      Opinion of Morris, James, Hitchens & Williams LLP, as to
                    legality of the Preferred Securities - New York Community
                    Capital Trust III.*

5(b)(iv)    --      Opinion of Morris, James, Hitchens & Williams LLP, as to
                    legality of the Preferred Securities - New York Community
                    Capital Trust IV.*

5(b)(v)     --      Opinion of Morris, James, Hitchens & Williams LLP, as to
                    legality of the Preferred Securities - New York Community
                    Capital Trust V. This opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

12          --      Computation of Consolidated Ratio of Earnings to Fixed
                    Charges.*

23(a)       --      Consent of KPMG LLP.*

23(b)       --      Consent of Muldoon Murphy & Faucette LLP (included in
                    Exhibit 5(a)).

23(c)       --      Consents of Morris, James, Hitchens & Williams LLP (included in Exhibits 5(b)(i)-(v)).

24(a)       --      Power of Attorney of certain officers and directors of New
                    York Community Bancorp, Inc. (included on pages II-6 through
                    II-7).*

Exhibits
--------

25(a)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Senior Trustee.*

25(b)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Subordinated Trustee.*

25(c)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Junior Subordinated Debenture Indenture relating to New York Community Capital Trust I, New York
                    Community Capital Trust II, New York Community Capital Trust
                    III and New York Community Capital Trust IV and New York
                    Community Capital Trust V.*

25(d)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of New York Community Capital Trust I.*

25(e)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of New York Community Capital Trust II.*

25(f)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of New York Community Capital Trust III.*

25(g)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of New York Community Capital Trust IV.*

25(h)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of New York Community Capital Trust V.*

25(h)(i)    --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust I.*

25(j)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust II.*

25(k)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust III.*

25(l)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust IV.*

Exhibits
--------

25(m)       --      Form T-1 Statement of Eligibility under the Trust Indenture
                    Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust V.*

* filed herewith

Item 17. Undertakings

     The undersigned registrants hereby undertake:

     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrants pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake that:

     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus file by the registrants pursuant to Rule 424(b)(1) or (4)or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westbury, and the State of New York, on April 19, 2002.

                                           NEW YORK COMMUNITY BANCORP, INC.


                                           By:/s/Joseph R. Ficalora
                                              ----------------------------------
                                           Joseph R. Ficalora
                                           President and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Joseph R. Ficalora and Thomas R. Cangemi, or any of them, acting alone, as his or her true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

     Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2002.

                  Signature                                              Title
                  ---------                                              -----


            /s/ Joseph R. Ficalora                       President and Chief Executive Officer
----------------------------------------------
                 Joseph R. Ficalora


            /s/ Michael F. Manzulli                              Chairman of the Board
----------------------------------------------
                Michael F. Manzulli


               /s/ Robert Wann                    Executive Vice President and Chief Financial Officer
----------------------------------------------        (Principal Financial and Accounting Officer)
                   Robert Wann


              /s/ Donald M. Blake                                       Director
----------------------------------------------
                 Donald M. Blake


              /s/ Anthony E. Burke                                      Director
----------------------------------------------
                 Anthony E. Burke


               /s/ Dominick Ciampa                                      Director
----------------------------------------------
                  Dominick Ciampa


             /s/ Robert S. Farrell                                      Director
----------------------------------------------
                 Robert S. Farrell


          /s/ Dr. William C. Frederick                                  Director
----------------------------------------------
              Dr. William C. Frederick


             /s/ Max L. Kupferberg                                      Director
----------------------------------------------
                  Max L. Kupferberg


              /s/ Howard C. Miller                                      Director
----------------------------------------------
                  Howard C. Miller

     Pursuant to the requirements of the Securities Act of 1933, each Trust has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westbury, and the State of New York, on April 19, 2002.

                                    New York Community Capital Trust I

                                    New York Community Capital Trust II

                                    New York Community Capital Trust III

                                    New York Community Capital Trust IV

                                    New York Community Capital Trust V


                                    By:/s/ Joseph R. Ficalora
                                       -----------------------------------------
                                           Joseph R. Ficalora
                                           Trustee


                                    By:/s/ Robert Wann
                                           -------------------------------------
                                           Robert Wann
                                           Trustee


                                    By:/s/ Thomas R. Cangemi
                                       -----------------------------------------
                                           Thomas R. Cangemi
                                           Trustee

                                INDEX TO EXHIBITS

Exhibits
--------

1(a)        --   Form of Underwriting Agreement for offering of Debt Securities.
                 (The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

1(b)        --   Form of Underwriting Agreement for offering of Preferred
                 Securities. (The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

1(c)        --   Form of Underwriting Agreement for offering of Common Stock.
                 (The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

1(d)        --   Form of Underwriting Agreement for offering of Units and
                 Warrants. (The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(a)        --   Form of Senior Indenture. *

4(b)        --   Form of Note for Senior Debt Securities. *

4(c)        --   Form of Subordinated Indenture. *

4(d)        --   Form of Note for Subordinated Debt Securities. *

4(e)        --   Certificate of Incorporation of New York Community Bancorp,
                 Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission, Registration No. 33-66852).

4(f)(i)     --   Certificate of Trust of New York Community Capital Trust I.*

4(f)(ii)    --   Certificate of Trust of New York Community Capital Trust II.*

4(f)(iii)   --   Certificate of Trust of New York Community Capital Trust III.*

4(f)(iv)    --   Certificate of Trust of New York Community Capital Trust IV.*

4(f)(v)     --   Certificate of Trust of New York Community Capital Trust V.*

4(g)(i)     --   Declaration of Trust of New York Community Capital Trust I.*

4(g)(ii)    --   Declaration of Trust of New York Community Capital Trust II.*

4(g)(iii)   --   Declaration of Trust of New York Community Capital Trust III.*

4(g)(iv)    --   Declaration of Trust of New York Community Bank Capital Trust
                 IV.*

4(g)(v)     --   Declaration of Trust of New York Community Capital Trust V.*

Exhibits
--------

4(h)(i)     --   Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities.*

4(h)(ii)    --   Form of Amended and Restated Declaration of Trust to be used in connection with issuance of the Units. The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4(i)(i)     --   Form of Indenture relating to Junior Subordinated Debentures.*

4(i)(ii)    --   Form of Indenture relating to Junior Subordinated Debentures issued in connection with Units.*

4(j)        --   Form of Supplemental Indenture to be used in connection with the issuance of the Junior Subordinated Debentures and Preferred Securities issued in connection with Units.*

4(k)(i)     --   Form of Preferred Security (included in Exhibit 4(h)(i)).*

4(k)(ii)    --   Form of Preferred Security (included in Exhibit 4(h)(ii))
                 issued in connection with Units.*

4(l)(i)     --   Form of Junior Subordinated Debenture (included in Exhibit
                 4(i)(i)).*

4(l)(ii)    --   Form of Junior Subordinated Debenture issued in connection with
                 Units (included in Exhibit 4(i)(ii).*

4(l)(iii)   --   Form of Warrant (included in Exhibit 4(p)).

4(l)(iv)    --   Form of Unit Certificate (included in Exhibit 4(o)).

4(1)(v)     --   Specimen Common Stock Certificate (incorporated by reference to
                 Exhibits filed with the Registration Statement on Form S-1,
                 Registration No. 33-66852)

4(m)(i)     --   Form of Preferred Securities Guarantee.*

4(m)(ii)    --   Form of Preferred Securities Guarantee issued in connection with Units.*

4(n)(i)     --   Shareholder Protection Rights Agreement, dated as of January
                 16, 1996 and amended on March 27, 2001, between New York
                 Community Bancorp, Inc. and Registrar and Transfer Company, as
                 Rights Agent (incorporated by reference to Exhibit 4 of New
                 York Community Bancorp, Inc.'s Form 8-A filed with the
                 Securities and Exchange Commission on January 24, 1996, amended as reflected in Exhibit 4.2 to the Registration Statement on Form S-4 filed with the Commission on April 25, 2001).

4(o)        --   Form of Unit Agreement between New York Community Bancorp,
                 Inc., New York Community Capital Trust V and        as Warrant
                                                              ------
                 Agent, Property Trustee and Agent. The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4(p)        --   Form of Warrant Agreement between New York Community Bancorp,
                 Inc. and       . The form of such agreement will be filed as an
                          ------
                 exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Exhibits
--------

5(a)(i)     --   Opinion of Muldoon Murphy & Faucette LLP as to legality of Debt
                 Securities, Junior Subordinated Debentures, Common Stock and
                 Warrants.*

5(b)(i)     --   Opinion of Morris, James, Hitchens & Williams LLP, as to
                 legality of the Preferred Securities - New York Community
                 Capital Trust I.*

5(b)(ii)    --   Opinion of Morris, James, Hitchens & Williams LLP, as to
                 legality of the Preferred Securities - New York Community
                 Capital Trust II.*

5(b)(iii)   --   Opinion of Morris, James, Hitchens & Williams LLP, as to
                 legality of the Preferred Securities - New York Community
                 Capital Trust III.*

5(b)(iv)    --   Opinion of Morris, James, Hitchens & Williams LLP, as to
                 legality of the Preferred Securities - New York Community
                 Capital Trust IV.*

5(b)(v)     --   Opinion of Morris, James, Hitchens & Williams LLP, as to
                 legality of the Preferred Securities - New York Community
                 Capital Trust V. This opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

12          --   Computation of Consolidated Ratio of Earnings to Fixed
                 Charges.*

23(a)       --   Consent of KPMG LLP.*

23(b)       --   Consent of Muldoon Murphy & Faucette LLP (included in Exhibit
                 5(a)).

23(c)       --   Consents of Morris, James, Hitchens & Williams LLP (included in
                 Exhibits 5(b)(i)-(v)).

24(a)       --   Power of Attorney of certain officers and directors of New York
                 Community Bancorp, Inc. (included on pages II-6 through II-7).*

25(a)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Senior
                 Trustee.*

25(b)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Subordinated Trustee.*

25(c)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Junior Subordinated Debenture Indenture relating to New York Community Capital Trust I, New York Community Capital
                 Trust II, New York Community Capital Trust III and New York
                 Community Capital Trust IV and New York Community Capital Trust
                 V.*

25(d)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of New York
                 Community Capital Trust I.*

25(e)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of New York
                 Community Capital Trust II.*

Exhibits
--------

25(f)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of New York
                 Community Capital Trust III.*

25(g)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of New York
                 Community Capital Trust IV.*

25(h)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Amended and Restated Declaration of Trust of New York
                 Community Capital Trust V.*

25(h)(i)    --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York
                 Community Capital Trust I.*

25(j)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York
                 Community Capital Trust II.*

25(k)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York
                 Community Capital Trust III.*

25(l)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York
                 Community Capital Trust IV.*

25(m)       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York
                 Community Capital Trust V.*

*    filed herewith